SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2009

OmniReliant Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51599	54-2153837
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

14375 Myerlake Circle
Clearwater, FL 33760
 (Address of principal executive offices) (zip code)

 (727) 230-1031
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Merger Agreement

On April 29, 2009, OmniReliant Holdings, Inc. (Company) , OmniReliant Acquisition Corp. (OmniReliant Acquisition), Abazias Inc., a Delaware corporation (Abazias-Delaware), Abazias, Inc. a Nevada corporation (Abazias-Nevada) and a wholly owned subsidiary of  Abazias-Delaware, and Abazias.com, Inc., a Nevada corporation and a wholly owned subsidiary of Abazias-Nevada, entered into an Agreement and Plan of Merger (the “Merger Agreement”) which replaced and superseded the Amended  Stock Purchase Agreement (the “Amended Agreement”) dated February 9, 2009  by and between the Company, Abazias-Delaware and Abazias.com, Inc.  A copy of the Amended Stock Purchase Agreement was filed with the SEC on Form 8-K on February 17, 2009.

Subsequent to entering into the Amended Agreement, the Company and Abazias-Delaware decided that for federal income tax reasons the transaction as it had been constituted needed to be revised and that instead of purchasing substantially all of the assets of Abazias.com, Inc. in exchange for the 13,000,000 shares of the Company’s Series E Convertible Preferred Stock (the “Series E Preferred Stock”), to be distributed to the shareholders of Abazias-Delaware, which would have resulted in a taxable transaction for shareholders of Abazias, the Boards of Directors of Abazias and the Company resolved that the Company would acquire Abazias-Delaware, Abazias-Nevada and Abazias.com, Inc., for the Series E Preferred Stock, thus allowing the transaction to qualify as a tax free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended.  In order to effectuate the acquisition the Company formed a wholly owned subsidiary, OmniReliant Acquisition into which Abazias-Delaware would merge.

After entering into the Amended Agreement, all parties realized that in order to streamline the Amended Agreement and to make sure that the transaction to qualify as a tax free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended, it was in the best interest of all parties to enter into the Merger Agreement so as to clarify that this transaction was a merger.  Most of the operative provisions remained the same as the Amended Agreement with some terminology being changed and some additional language being added for clarification.

Upon the terms and subject to the conditions set forth in the Merger Agreement, Abazias-Delaware and OmniReliant Acquisition shall consummate a merger  (the “Merger”) pursuant to which (i) the Abazias-Delaware shall be merged with and into OmniReliant Acquisition and the separate corporate existence of Abazias-Delaware shall thereupon cease, (ii) OmniReliant Acquisition shall be the successor or surviving corporation in the Merger and shall continue to be governed by the Laws of the State of Nevada, and (iii) the separate corporate existence of OmniReliant Acquisition with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.  The corporation surviving the Merger is sometimes hereinafter referred to below as the "Surviving Corporation."  The Merger shall have the effects set forth under the Laws of the State of Nevada.

The Certificate of Incorporation of OmniReliant Acquisition, as in effect immediately prior to the Merger shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended as provided by Law and such Certificate of Incorporation.

The Bylaws of OmniReliant Acquisition, as in effect immediately prior to the Effective Time, as defined below, shall be the Bylaws of the Surviving Corporation, until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

Subject to the provisions of the Merger Agreement, the parties shall (i) file the appropriate Certificate of Merger in such form as is required by and executed in accordance with the relevant provisions of the Nevada Revised Statutes (“NRS”) and the Delaware General Corporation Law (“DGCL”) and (ii) make all other filings or recordings required under the NRS and DGCL.  The Merger will become effective on August 27, 2009 (such time hereinafter referred to as the "Effective Date").

The directors of the Abazias-Delaware immediately prior to the Effective Date shall, from and after the Effective Date, be the directors of the Surviving Corporation, and the officers of the Abazias-Delaware immediately prior to the Effective Date shall, from and after the Effective Date, be the officers of the Surviving Corporation, in each case until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws. If at any time after the Effective Date the Surviving Corporation shall determine, in its reasonable discretion, that any actions are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Abazias-Delaware or OmniReliant Acquisition acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out the Merger Agreement, then the officers and directors of the Surviving Corporation shall be authorized take all such actions as may be necessary or desirable to vest all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.”

On the Effective Date, by virtue of the Merger and without any action on the part of the holders of any shares of common stock of the Abazias-Delaware (“Abazias-Delaware Common Stock”), or of “OmniReliant Acquisition”:

(a)         Each outstanding share of OmniReliant Acquisition Corp. common stock shall remain outstanding and shall constitute the only issued and outstanding shares of common stock of the Surviving Corporation.  At all times, both before and after the Merger, One Hundred Percent (100%) of OmniReliant Acquisition Corp.’s common stock will be owned by the Company.

(b)         All shares of Abazias-Delaware Common Stock (the “Abazias-Delaware Shares”) that are owned by the Abazias-Delaware as treasury stock shall be cancelled and retired, and no consideration shall be delivered in exchange therefor.

(c)         Each outstanding Abazias-Delaware Share, other than those set forth in the Merger Agreement shall be converted into the right to receive, and shall be exchangeable for the merger consideration (the “Merger Consideration”).   On the Effective Date, all Abazias-Delaware Shares converted into the right to receive the Merger Consideration pursuant to the Merger Agreement and shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate (or, in the case of uncertificated Abazias-Delaware Shares, evidence of such Abazias-Delaware Shares in book-entry form) which immediately prior to the Effective Date represented any such Abazias-Delaware Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.  Notwithstanding the foregoing, if between the date of the Agreement and the Effective Date, the shares of outstanding Abazias-Delaware Common Stock shall have been changed into a different number of shares or a different class, by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, then the Merger Consideration shall be appropriately adjusted to reflect such action.

The Merger Consideration, consisting of the total purchase price payable to the shareholders of the Abazias-Delaware in connection with the acquisition by merger of Abazias-Delaware, shall be delivered and shall consist exclusively of 13,000,000 newly issued shares of Series E Preferred Stock to be distributed pro-rata among the holders of Abazias-Delaware’s issued and outstanding common stock, with fractional shares to be rounded up. The Series E Preferred Stock shall be convertible into shares of common stock of the Company in accordance with the terms of, and the Preferred Stock shall have those rights, preferences and designations set forth in, that certain Amended Certificate of Designation.

Employment Agreement

On September 21, 2009, the Company entered into an employment agreement (the “Employment Agreement”) with Paul Morrison, the Company’s current Chief Executive Officer, pursuant to which the Company employed Mr. Morrison as its President and Chief Executive Officer. The term of the Employment Agreement is two years with an automatic two year renewal. Pursuant to the terms of the Employment Agreement, Mr. Morrison would receive an annual base salary of $150,000 per year plus an incentive bonus of 1.5% of pre-tax profits on the sale of all products marketed by, or otherwise, related to, the Company.

Item 2.01               Completion of Acquisition or Disposition of Assets

See Item 1.01 Which Is Incorporated By Reference Herein

Effective August 27, 2009 (the “Effective Date”), pursuant to the terms of the Merger Agreement, as described above, Abazias-Delaware merged with and into OmniReliant Acquisition and the separate corporate existence of Abazias-Delaware thereupon ceased (the “Merger”).  Upon consummation of the Merger, OmniReliant Acquisition acquired 100% of the assets of Abazias-Delaware, including its wholly-owned subsidiaries, Abazias-Nevada and Abazias.com, Inc.  The Merger Consideration, as described above in more detail, consists of 13,000,000 newly-issued shares of the Company’s Series E Convertible Preferred Stock, which were issued on a pro-rata basis to the shareholders of record of Abazias Delaware on the Effective Date.

Business of the Abazias-Delaware

Abazias-Delaware is a Delaware corporation with principal executive offices located at 4214 SW 91 st Terrace, Suite A, Gainesville, Florida, 32608 and its telephone number is (352) 264-9940.

Abazias-Delaware is an online retailer of high quality loose diamonds and fine jewelry settings. Its web site at www.abazias.com showcases over 100,000 diamonds, most of which are independently certified; and more than 100 styles of fine jewelry, including rings, wedding bands, earrings, necklaces, and bracelets.

Abazias-Delaware has developed an efficient online cost structure and a unique supply solution that eliminates traditional layers of diamond wholesalers and brokers, which allow it to purchase most of our product offerings at lower prices by avoiding mark-ups imposed by those intermediaries. This supply solution enables it to purchase only those diamonds that customers have ordered. As a result, it is able to minimize the costs associated with carrying diamond inventory and limit the risk of potential mark-downs.

The significant costs of diamonds and fine jewelry lead consumers to require substantial information and trusted guidance throughout their purchasing process. Abazias-Delaware’s web site and extensively trained customer service representatives improve the traditional purchasing experience by providing education and detailed product information that enable our customers to objectively compare diamonds and fine jewelry products and make informed decisions. The web site features interactive search functionality that allows our customers to quickly find the products that meet their exact needs from our broad selection of diamonds and fine jewelry.

Because Abazias-Delaware’s business model involves the resale of diamonds and fine jewelry, it does not currently take physical position of its diamonds.  Abazias-Delaware’s business model is significantly reliant upon maintaining relationships with several wholesalers including but not limited to the extension of credit based on its past history with these wholesalers. In the event such credit is reduced, distribution channels would be reduced or cut off.

Abazias-Delaware currently deals on a regular basis with between 20 to 30 diamond and fine jewelry dealers who grant it credit. This credit varies between each dealer, from $0 to $200,000. In addition, there are currently several dealers which extend no credit at all. With these dealers it is required that Abazias-Delaware either provide an independent form of credit or wire transfer before it is able to procure any inventory.

Merchandising

Abazias-Delaware’s merchandise consists of high quality diamonds and fine jewelry, with a particular focus on engagement diamonds and settings. The online business model, combined with the strength of supplier relationships, enables it to pursue a dynamic merchandising strategy. Its diamond supplier relationships allow it to display suppliers’ diamond inventories on its web site for purchase without holding the diamonds in inventory until the products are ordered by customers.

Diamonds represent the most significant component of our product offerings. Abazias-Delaware offers diamonds with the following characteristics:

•	Shape. Round, princess, emerald, oval, heart, pear, radiant, asscher and marquise.

•
Cut.  Ranging from “Ideal” for diamond cuts that fall within strict mathematical proportions to “Fair” for diamond cuts that maximize the weight of the original stone at the expense of optimal light reflection.

•	Color Grades. Ranging from “D” for no detectable color tone to “J” for nearly undetectable traces of color to the untrained eye.

•	Clarity. Ranging from “FL” for flawless clarity to “I1” for some visible inclusions or flaws.

•	Carat Weight. Generally ranging from approximately 0.25 to 10 carats.

Customers may purchase customized diamond jewelry by selecting a diamond and then choosing from a variety of ring, earring and pendant settings that are designed to match the shape of each individual diamond. The customized product is then assembled and delivered to the customer, typically within four business days.

Abazias-Delaware offers a broad range of fine jewelry products to complement its selection of high quality customized diamond jewelry. Its selection includes diamond, platinum, and gold jewelry. Its fine jewelry assortment includes rings, wedding bands, earrings, necklaces, pendants, and bracelets.

Technology and Systems

Abazias-Delaware has implemented its inventory, merchandising, order processing and fulfillment, customer interaction and financial reporting systems using a combination of proprietary and licensed technologies. Abazias-Delaware focuses its internal development efforts on creating and enhancing the features and functionality of its web site and order processing and fulfillment systems to deliver a high quality customer experience.

Its web site, and in particular its interactive search, are based on internally developed proprietary technology. Its interactive search functionality allows customers to choose a diamond based on price and characteristics such as shape, cut, color, clarity, and carat size.

Abazias-Delaware has internally developed critical software systems, including our call center systems and vendor extranet. The inventory management systems developed on its vendor extranet include regularly scheduled data communications between Abazias-Delaware  and its key diamond suppliers. These communications enable it to accurately track individual diamonds located at its suppliers for efficient delivery.

We license third-party information technology systems for our financial reporting, inventory, order fulfillment and merchandising. We use redundant Internet carriers to minimize downtime. Our systems are monitored continuously using third-party software and an on-call team is staffed to respond to any emergencies in the technology infrastructure.

Abazias, Inc. is a Nevada corporation formed in 2001 that in 2003 became a wholly-owned subsidiary of Abazias, Inc., a Delaware corporation (f/k/a Hunno Technologies, Inc.) through a share exchange agreement.

Abazias.com, Inc. is a wholly-owned subsidiary of Abazias, is a Nevada corporation formed on February 5, 2009.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Allen Clary

On July 27, 2009, the Board of Directors of the Company approved the appointment of Allen Clary as Chief Operating Officer.  Mr. Clary is also the founder and CEO of Jibidee.com, a personal/home organization website and minority owned entity of OmniReliant.  From September 2005 to present, Mr. Clary held positions of Director of Professional Services and Senior Manager with ERP software consulting firms Ideal Consulting and Tribridge (Ideal Consulting acquired by Tribridge Sept. 2006).  From July 2003 to September 2006, Allen was General Manager of Fortis Software, a custom web and software development company.  Mr. Clary has over 13 years of management and technology experience and holds a Bachelor's of Science degree from the University of Florida and an MBA from the University of South Florida.

Robert John DeCecco III

On September 21, 2009, the Board of Directors of the Company approved the appointment of Robert John DeCecco III as Chief Financial Officer. Prior to his current role as CFO of OmniReliant, Mr. DeCecco has spent the past 3 years as President & CEO of Bobari Holdings, a holding company which owned and operated companies with a specific focus on internet marketing, network marketing, affiliate marketing and social media marketing. Prior to that, Mr. DeCecco held the position of President & CEO of a mortgage bank, Aclarian Mortgage, which was eventually acquired by Opteum Inc. a publicly traded company on the NYSE; OPX (now BNMN).  Prior to Aclarian, Mr. DeCecco was the CFO of two venture backed 'enterprise software' companies; Skyway Software, a rapid application development suite, and Q-Link Technologies, a business process management software company which was sold to Adobe Systems for more than $20mm, returning a profit to the company founders and investor group. In addition, he was the corporate controller and interim CFO for Peak Performance Coach and Speaker Anthony Robbins in La Jolla, Calif., heading a finance department of more than 35 finance professionals and managing nearly $100 million in revenue at Robbins Research International. As a CPA, Mr. DeCecco worked for PricewaterhouseCoopers - Boston in the Assurance and Business Advisory services practice, assisting high-tech and financial services clients through the audit and due diligence process; participating in Initial Public Offerings, e.g., Switchboard.com; Micro-Financial; (MFI - NYSE) and Secondary Market Offerings (Affiliated Managers Group; (AMG – NYSE) and Tyco Int’l;(TYC - NYSE)  A native of Massachusetts, now living in Sarasota, Florida, Mr. DeCecco is a CPA and holds a B.S. in Accounting from Franklin Pierce College in Rindge, N.H.  He is also a founding member and past chairman of the Lakewood Ranch Business Alliance (www.lwrba.org) and served on the Mortgage Technology Advisory Board (Source Media publication).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective August 27, 2009, the Company designated 13,001,000 shares of its blank check preferred stock as Series E Convertible Preferred Stock (the “Series E Preferred Stock”).

Each holder of the Series E Preferred Stock shall be entitled to vote on all matters submitted to shareholders of OmniReliant and shall be entitled to one (1) vote for each share of Series E Preferred Stock owned at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited.  Except as otherwise required by law, the holders of shares of Series E Preferred Stock shall vote together with the holders of Common Stock on all matters and shall not vote as a separate class.

The holders of Series E Preferred Stock shall not be entitled to receive any preference upon the liquidation, dissolution or winding up of the business of the Corporation, whether voluntary or involuntary, each holder of Series E Preferred Stock shall share ratably with the holders of the common stock of the Corporation.

The holders of the Series E Preferred Stock may, at such Holder's option, at any time after issuance, elect to convert or any portion of the shares of Series E Preferred Stock held by such person into one (1) share of fully paid and non-assessable shares of Common Stock for each share of Series E Preferred Stock.

To convert Series E Preferred Stock into full shares of Common Stock on any date, the Holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., Eastern Time on such date, a copy of a fully executed notice of conversion to the OmniReliant (the “Conversion Notice).   Upon receipt by the OmniReliant of the Conversion Notice, the OmniReliant or its designated transfer agent, as applicable, shall, within three (3) business days following the date of receipt by the OmniReliant, issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled.  If the number of shares of Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of shares of Series E Preferred Stock being converted, then the OmniReliant shall, as soon as practicable and in no event later than three (3) business days after receipt of the Preferred Stock Certificate(s) and at the OmniReliant's expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of shares of Series E Preferred Stock not converted.

The conversion rate will be adjusted on a pro-rata basis on the conversion date if the price per share of the common stock of OmniReliant is trading below One Dollar and Twenty Cents ($1.20) based upon the VWAP at the close of the market. Each share of Series E Preferred Stock is convertible into one share of OmniReliant’s Common Stock, subject to adjustment should the trading price of OmniReliant’s Common Stock fall below $1.20 per share, with a floor at $0.50 per share. The adjusted conversion price will be computed by dividing a market price below $1.20 on the closing day by $1.20.  For example, if the trading price of Omni’s common stock is $0.50, the conversion rate would be $0 .42, calculated by dividing $0.50 by $1.20.

Until August 27, 2011, the Series E Preferred Stock shall have price protection in the event the OmniReliant raises money below One Dollar and Twenty Cents ($1.20) per share of Common Stock (the “Price Protection). If the OmniReliant shall raise money at a value of less than $1.20 per share of Common Stock the conversion rate shall be adjusted in accordance with above.  Such Price Protection shall have a floor of Fifty Cents ($.50) and shall have carve outs for certain exempt issuances (the “Exempt Issuances”), which shall not trigger the Price Protection.  Exempt Issuances means the issuance of (a) shares of Common Stock or options to employees, officers, directors, advisors or consultants of the OmniReliant pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose; (b) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date hereof; (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the directors of the OmniReliant, provided that any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating OmniReliant in a business synergistic with the business of the OmniReliant and in which the OmniReliant receives benefits in addition to the investment of funds, but shall not include a transaction in which the OmniReliant is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (d) securities issuable in accordance with existing obligations of the OmniReliant to OmniReliant employees, officers, directors, consultants or agents; (f) securities issuable to any employees or former agents of the OmniReliant in satisfaction of or in settlement of any disputes or controversies concerning the terms of such person’s employment or separation from the OmniReliant and (g) shares of Common Stock issuable in lieu of payments of interest or dividends

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Abazias, Inc.

Condensed Consolidated Financial Statements
for the Three Months Ended March 31, 2009 (Unaudited)
and
Consolidated Financial Statements
for the Year End December 31, 2008

ABAZIAS, INC.
BALANCE SHEETS
(unaudited)

	March 31,	December 31,
	2009	2008
ASSETS
Current assets:
Cash	$20,199	$119,836
Accounts receivable	184,776	200,065
Inventory	361,023	355,353
Due from stockholder	-	35,000
Total current assets	565,998	710,254

Property & equipment, net of accumulated depreciation of $6,087 and $6,087 respectively	1,409	1,409

Total Assets	$567,407	$711,663

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$454,098	$556,003

Total Current Liabilities	454,098	556,003

Long term debt	600,000	500,000

Total Liabilities	$1,054,098	1,056,003

Stockholders’ Equity:

Preferred stock, $.001 par value, 1,000,000 authorized, no shares issued and outstanding	-	-
Common stock, $.001 par value, 150,000,000 shares authorized, 3,165,522 and 3,165,522 issued and outstanding, respectively	3,166	3,166
Additional paid-in capital	5,838,763	5,838,763
Accumulated deficit	(6,328,620)	(6,186,269)
Total Stockholders’ Equity	(486,691)	(344,340)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$576,407	$711,663

See accompanying notes to unaudited financial statements.

ABAZIAS, INC.
STATEMENTS OF OPERATIONS
Three Months Ended March 31, 2009 and 2008
(Unaudited)

	2009	2008

Sales	$1,261,800	$1,792,702
Cost of sales	1,086,436	1,551,880
Gross profit	175,364	240,822
General and administrative	306,510	397,098
Net operating loss	(131,146)	(156,276)

Interest expense	(11,205)	(1,444)
Net Loss	$(142,351)	$(157,720)

Basic and diluted loss per share	$(0.04)	$(0.05)

Weighted average shares outstanding	3,165,522	3,116,981

See accompanying notes to unaudited financial statements.

ABAZIAS, INC
STATEMENTS OF CASH FLOW
Three Months Ended March 31, 2009 and 2008
(Unaudited)

	2009	2008
Cash Flows from Operating Activities
Net loss	$(142,351)	$(157,720)
Adjustments to reconcile net loss to net cash
used in operating activities:
Common stock issued for services	-	5,100
Imputed interest on stockholder loan	-	1,444
Depreciation and amortization	-	4,416
Changes in:
Accounts receivable	15,289	63,211
Inventory	(5,670)	(33,904)
Accounts payable and accrued expenses	(101,905)	35,059

Net Cash Used In Operating Activities	(234,637)	(82,394)
Cash Flows From Financing Activities
Net payment (proceeds) on loans from stockholders	35,000	(146,000)
Common stock issued for cash	-	50,000
Proceed from issuance of convertible debt	100,000	-
Net Cash Provided by (Used in) Financing Activities	135,000	(96,000)

Net change in cash	(99,637)	(178,394)
Cash at beginning of period	119,836	337,773

Cash at end of period	$20,199	$159,379

Supplementary Disclosures:
Income tax paid	$-	$-
Interest paid	-	-

Non-cash operating and financing activities:
Common stock issued as payment on stock payable	-	50,000

See accompanying notes to unaudited financial statements.

ABAZIAS, INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

The accompanying unaudited interim financial statements of Abazias, Inc., a Delaware corporation (“Abazias”), have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in the Abazias’ latest Annual Report filed with the SEC on Form 10-K.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein.  The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.  Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year, 2008, as reported in Form 10-K, have been omitted.

Note 2 – CONVERTIBLE NOTE PAYABLE

On July 30, 2008, Abazias entered into a letter of intent with Omni Reliant Holdings, Inc.(“Omni”) to purchase approximately 100% of the outstanding common stock of a newly formed subsidiary of Abazias. As part of the letter of intent, the two parties entered in to a $500,000 convertible note payable. The convertible note bears interest at 10% per annum with interest to be paid quarterly, and the principal and all unpaid interest will be due on or before December 31, 2009. The note is convertible into common stock of Abazias at the closing bid price at the time of conversion with at floor of $.50 per share or convertible into 25% of Abazias’ shares outstanding at the close of the purchase transaction. If the purchase agreement is not executed the note payable will due on demand.

On February 18, 2009, Abazias entered into a $100,000 secured convertible note payable with Omni. The convertible note bears interest at 10% per annum with interest to be paid quarterly, and the principal and all unpaid interest will be due on or before February 17, 2010. The note is convertible into common stock of Abazias at a price which shall equal the greater of (i) $.50 or (ii) the closing bid price of Abazias’ shares of common stock on the date of conversion.

As of March 31, 2009 accrued interest relating to the notes was $23,982.

Abazias has evaluated the application of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” and EITF Issue 00-19, “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company’s Own Stock,” to its Embedded conversion feature within its convertible note payable and has determined that the conversion feature did not meet the definition of a liability and therefore did not bifurcate the conversion feature and account for it as a separate derivative liability.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Abazias, Inc.
Gainesville, Florida

We have audited the accompanying balance sheets of Abazias, Inc., as of December 31, 2008 and 2007 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years ended December 31, 2008 and 2007. These financial statements are the responsibility of Abazias, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.   An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Abazias, Inc., as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years ended December 31, 2008 and 2007 in conformity with accounting principles generally accepted in the United States of America.

MALONE & BAILEY, PC
www.malone-bailey.com
Houston, Texas

March 30, 2009

ABAZIAS, INC.
BALANCE SHEETS
December 31, 2008

	2008	2007
ASSETS
Current assets
Cash	$119,836	$337,773
Accounts receivable	200,065	400,281
Inventory	355,353	245,570
Due from stockholder	35,000	-
Total Current Assets	710,254	983,624
Property & equipment, net of accumulated depreciation of $6,087 and $5,287, respectively	1,409	2,209
Website, net of accumulated amortization of $35,331 and $22,167, respectively	-	13,164
Total Assets	$711,663	$998,997
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Accounts payable	$556,003	$739,266
Stock payable	-	50,000
Loans from stockholders	-	208,031
Total Current Liabilities	556,003	997,297
Long term debt	500,000	-
Total Liabilities	1,056,003	997,297
Commitments and Contingencies	-	-

Stockholders’ Equity (Deficit)
Preferred stock, $.001 par value, 1,000,000 authorized, no shares issued and outstanding	-	-
Common stock, $.001 par value, 150,000,000 shares authorized, 3,165,522 and 3,102,998 issued and outstanding	3,166	3,103
Additional paid-in capital	5,838,763	5,729,931
Accumulated deficit	(6,186,269)	(5,731,334)
Total Stockholders’ Equity (Deficit)	(344,340)	1,700
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$711,663	$998,997

See accompanying summary of accounting policies and notes to financial statements.

ABAZIAS, INC.
STATEMENTS OF OPERATIONS
Years ended December 31, 2008 and 2007

	2008	2007
Sales	$6,428,521	$7,294,858
Cost of sales	5,493,036	6,437,247
Gross profit	935,485	857,611

General and administrative	1,373,848	2,679,236
Net operating loss	(438,363)	(1,821,625)

Interest expense	(16,572)	(5,337)
Net loss	$(454,935)	$(1,826,962)

Basic and diluted net
loss per share	$(0.14)	$(0.63)

Weighted average
shares outstanding	3,153,453	2,879,115

See accompanying summary of accounting policies and notes to financial statements.

ABAZIAS, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
Years Ended December 31, 2008 and 2007

			Additional
	Common Stock		Paid in	Retained
	Shares	Amount	Capital	Deficit	Totals
Balances,
December 31, 2006	2,149,607	$2,150	$3,939,978	$(3,904,372)	$37,756

Shares issued for
Services	73,750	73	158,152	-	158,225

Shares issued for
Cash	379,641	380	599,620	-	600,000

Warrant/Options issued for services	-	-	1,002,344	-	1,002,344

Exercise of options	500,000	500	24,500	-	25,000
Imputed interest	-	-	5,337	-	5,337

Net loss				(1,826,962)	(1,826,962)
Balances,
December 31, 2007	3,102,988	3,103	5,729,931	(5,731,334)	1,700

Shares issued for
services	3,000	3	5,097	-	5,100

Shares issued for cash
and stock payable	59,524	60	99,940	-	100,000

Imputed Interest	-	-	3,795	-	3,795
Net loss				(454,935)	(454,935)
Balances, December 31, 2008	3,165,522	$3,166	$5,838,763	$(6,186,269)	$(344,340)

See accompanying summary of accounting policies and notes to financial statements.

ABAZIAS, INC
STATEMENTS OF CASH FLOWS
Years Ended December 31, 2008 and 2007

	2008	2007
Cash Flows From Operating Activities
Net loss	$(454,935)	$(1,826,962)
Adjustments to reconcile net loss to net cash
used in operating activities:
Common stock issued for services	5,100	158,225
Warrants/Options issued for services	-	1,002,344
Imputed interest on stockholder loan	3,795	5,337
Depreciation and amortization	13,964	18,386
Changes in:
Accounts receivable	200,216	143,137
Due from stockholder	(35,000)
Inventory	(109,783)	14,363
Accounts payable	(183,263)	(92,062)
Stock payable	-	50,000
Deferred revenues	-	(48,375)
Net Cash Used In Operating Activities	(559,606)	(575,607)
Cash Flows From Investing Activities
Cash paid for purchase of fixed assets	-	(770)
Net Cash Used In Investing Activities	-	(770)

Cash Flows from Financing Activities
Proceeds from exercise of options	-	25,000
Proceeds from sale of common stock	50,000	300,000
Proceeds from stockholder loans	-	296,000
Payment on stockholders loans	(208,031)	(164,204)
Proceeds from issuance of convertible debt	500,000	-
Net Cash Provided by Financing Activities	341,969	456,796
Net change in cash	(217,937)	(119,581)
Cash at beginning of year	337,773	457,354
Cash at end of year	$119,836	$337,773
Supplemental disclosure
Income taxes paid	$-	$-
Interest paid	-	-
Non –cash operating and financing activities:
Common stock issued as payment on stock payable	50,000	300,000

See accompanying summary of accounting policies and notes to financial statements.

ABAZIAS, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Abazias, Inc. (“Abazias”) was incorporated in Nevada on August 7, 2001. Abazias, based in Gainesville, Florida, is an international diamond retailer selling over the internet.

On October 3, 2003 Abazias entered into a reverse acquisition agreement with Hunno Technologies, Inc.(“Hunno”), whereby Hunno acquired all of the issued and outstanding shares of Abazias’ common stock totaling 1,000,000 shares by issuing to Abazias’ shareholders, pro-rata, 50,000,000 shares of Hunno’s common stock. At that time, Hunno had 11,867,109 shares outstanding.

Cash Equivalents. Highly liquid investments with original maturities of three months or less are considered cash equivalents. There were no cash equivalents as of December 31, 2008 and 2007.

Accounts Receivable. Abazias analyzes current accounts receivable for an allowance for doubtful accounts based on historical bad debt, customer credit-worthiness, the current business environment and historical experience with the customer. The allowance includes specific reserves for accounts where collection is deemed to be no longer probable.

Inventory. Jewelry and other inventory are valued at lower-of-cost-or-market (specific identification).

Long-lived Assets. Property and equipment are stated on the basis of historical cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Major renewals and improvements are capitalized, while minor replacements, maintenance and repairs are charged to current operations. Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount.

Revenue recognition.
a) Return Policy- For most of our products, we offer an unconditional 10-day return policy, under which customers desiring to return a product receive a return authorization by calling our customer service center. We have, based on historical return figures, been able to determine that returns have never had any material impact on our financial statements, and historically been less then than 5% of total sales, based on analyzing historical return rates. We therefore expect no more than 5% of sales to be returned which can only occur within 10 days after the sale is made. Returned products are treated as merchandise credits and are subject to the same inventory accountability. Revenue is recognized when the diamonds are shipped, and returns immediately debited against current sales upon any return.

b) Since our inventory is purchased at the time of sale, we have reviewed EITF 99-19, to clarify if we might be deemed a diamond agent and have to report sales on a net basis. We clearly do not fit under the appropriate definition as an agent for several reasons. We purchase all of our diamonds under our credit facilities with our various wholesalers. This varies between many dealers and in same cases, requires us to wire funds before a diamond is shipped, to many dealers offering us credit terms of net 30 for payment. The customer that purchases a diamond or other product, does so with us solely, and is never even aware of our wholesaler relationships.  Even in the event that our customers were to become aware of our wholesaler relationships, we believe that our customers could not purchase directly from our wholesalers as our wholesalers do not normally work directly with the public. Consequently, regardless of whether we are paid or not for the diamond or other products we sell, we are obligated to pay our wholesaler for said product once shipped. We have purchased the diamond or product, and the responsibility of said product solely rests with us, including accepting a return from a customer, even when we in turn might not be able to return the same diamond to our wholesaler. Regardless of whether or not the company is deemed an agent, which we clearly are not, we would still fulfill all the indicators under EITF 99-19 for gross revenue reporting. We are the primary obligator in the arrangement, we maintain inventory risk in the event the product is returned, price establishment rests solely with us, we can and do modify the product frequently by mounting diamonds, as well as finishing them and other products, we can and do choose among many suppliers, all products sold are determined by us, we have physical loss risk, and additionally shoulder credit risk. Based on these reasons, we clearly are not an agent, and should report revenues on a gross basis.

Trade up policy.   We have a lifetime trade up policy which provides a guaranteed trade up of 80% of the price of the original diamond purchase. This provides our customers with the ability and incentive to become and remain our customers for many years to come. This affords our customers an option that many of our competitors will not extend to them. If the buyer exercised his/her trade-in right (functionally an option written by us), we would exchange a new diamond in for the original. Under normal circumstances, any trade up policy exercised would be even more profitable than a sale not including an exercised policy. This is because, on average we would make our normal markup, in addition to getting a discount that is greater than our cost on the diamond traded. It is conceivably possible, in a catastrophic event to the diamond markets which caused the value of diamonds to drop, customers would want to take advantage of this policy. Our policy is limited to the value of the diamond traded in, being close to the value when purchased. As such, we are protected from the functional price guarantee as mentioned in EITF 00-24 and FIN 45. Specifically our policy is only valid when, the diamond is at least 80% of the wholesale per carat price at time of purchase, based on published wholesale prices in the Rappaport industry publication, which is the de-facto standard for diamond pricing. To date, no customers have exercised this policy with us. After reviewing EITF 00-24 and FIN 45, we would not have any potential financial exposure to account for as a result of this policy, since our trade in value requirements based on current market conditions at the time of trade in, require the diamond to be worth 80% of the wholesale carat price, and if it does not, no trade up policy is valid.

Share-Based Compensation.  Effective January 1, 2006, we adopted the provisions of Statement of Financial Accounting Standards No. 123R, “Share−Based Payment” which establishes accounting for equity instruments exchanged for employee service. We utilize the Black−Scholes option pricing model to estimate the fair value of employee stock based compensation at the date of grant, which requires the input of highly subjective assumptions, including expected volatility and expected life. Further, as required under SFAS 123R, we now estimate forfeitures for options granted, which are not expected to vest. Changes in these inputs and assumptions can materially affect the measure of estimated fair value of our share−based compensation. These assumptions are subjective and generally require significant analysis and judgment to develop. When estimating fair value, some of the assumptions will be based on, or determined from, external data and other assumptions may be derived from our historical experience with stock−based payment arrangements. The appropriate weight to place on historical experience is a matter of judgment, based on relevant facts and circumstances.

Advertising Costs are expensed as incurred. Advertising costs were $428,681 and $612,214 for the years ended December 2008 and 2007, respectively.

Income Taxes. Income tax expense is based on reported earnings before income taxes. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes, and are measured by applying enacted tax rates in effect in years in which the differences are expected to reverse.

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109.”   FIN 48 provides guidance on recognition, classification and disclosure concerning uncertain tax liabilities. The evaluation of a tax position requires recognition of a tax benefit if it is more likely than not it will be sustained upon examination. Abazias adopted FIN 48 effective January 1, 2007. The adoption did not have a material impact on the financial statements.

Basic and Diluted Loss Per Share. Basic and diluted loss per share equals net loss divided by weighted average shares outstanding during the period. Diluted loss per share includes the impact of common stock equivalents using the treasury stock method when the effect is dilutive.

Use of Estimates in Financial Statement Preparation. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recently Issued Accounting Pronouncements. Abazias does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position, or cash flow.

Website. In accordance with SOP 98−1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," we capitalize costs incurred during the application development stage related to the development of internal−use software and amortize these costs over the estimated useful life of two years. Costs incurred related to the maintenance of internal−use software are expensed as incurred. Amortization expense was $13,164 and $17,666 for the years ended December 31, 2008 and 2007, respectively.

NOTE 2 - RELATED PARTY TRANSACTIONS

During the year ended December 31,2008, Abazias advanced the majority shareholder $35,000.  The advance was paid in January 2009.

The majority stockholder has advanced money to Abazias on an as-needed basis during the years ended December 31, 2008 and 2007 and will continue to advance money to support Abazias’ working capital and cash flow needs for the year ended December 31, 2009.   The advances are due on demand, bear no interest and have no collateral. Imputed interest expense of $3,795 and $5,337 using an interest rate of 8% was recorded as a contribution to capital for 2008 and 2007, respectively. The loan balance as of December 31, 2008 and 2007 was $0 and $208,031, respectively.

The majority stockholder provides the Abazias with 1,200 square feet of office space which the Abazias rents on a month to month basis.  The monthly rent is approximately $2,200.

NOTE 3 – CONVERTIBLE NOTE PAYABLE

On July 30, 2008, Abazias entered into a letter of intent with Omni Reliant Holdings, Inc.(“Omni”) to purchase approximately 100% of the outstanding common stock of a newly formed subsidiary of Abazias. As part of the letter of intent, the two parties entered into a $500,000 convertible note payable. The convertible note bears interest at 10% per annum with interest to be paid quarterly, and the principal and all unpaid interest will be due on or before December 31, 2009. The note is convertible into common stock of Abazias at the closing bid price at the time of conversion with at floor of $.50 per share or convertible into 25% of Abazias’ shares outstanding at the close of the purchase transaction. If the purchase agreement is not executed the note payable will due on demand.  As of December 31, 2008 accrued interest relating to the note was $12,777.

Abazias has evaluated the application of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” and EITF Issue 00-19, “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company’s Own Stock,” to its embedded conversion feature within its convertible note payable and has determined that the conversion feature did not meet the definition of a liability and therefore did not bifurcate the conversion feature and account for it as a separate derivative liability.

NOTE 4 - INCOME TAXES

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2007 are as follows:

Deferred tax assets:
	2008	2007
Net operating loss carry forward	$545,223	$389,109
Less: valuation allowance	(545,223)	(389,109)
Net current deferred tax asset	$-	$-

Abazias has net operating loss carry forwards of $1,557,751 and $1,111,741 as of December 31, 2008 and 2007 which will begin to expire in 2023.

NOTE 5 - EQUITY

Common Stock

On February 2, 2007, 1,250 shares of common stock were issued to an employee for services with a fair value of $2,725.

On February 2, 2007, 50,000 shares of common stock were issued to a consultant for services with a fair value of $109,000.

On February 7, 2007, Abazias issued 200,000 shares of common stock for $300,000 which related to a stock payable as of December 31, 2006.

On February 19, 2007, 125,000 warrants were issued to purchase shares of common stock to a consultant. The warrants have an exercise price of $.05 and expire in two years. The fair value of the warrants is $250,586. All of these warrants were exercised on February 19, 2007 for $6,250.

On February 22, 2007, pursuant to an employment agreement, the CFO was granted options to purchase 125,000 shares of common stock. The options have an exercise price of $.05 per share and expire in two years. The fair value of the options is $250,586.  All of these options were exercised on February 22, 2007 for $6,250.

On February 22, 2007, pursuant to an employment agreement, the CEO was granted options to purchase 250,000 shares of common stock. The options have an exercise price of $.05 per share and expire in two years. The fair value of the options is $501,172. All options were exercised on February 22, 2007 for $12,500.

On February 23, 2007, 15,000 shares of common stock were issued to a consultant for services with a fair value of $30,000.

On July 13, 2007, 89,821 shares of common stock were issued for $150,000.

On October 16, 2007, 7,500 shares of common stock were issued to our attorney for services with a fair value of $16,500.

On October 31, 2007, Abazias issued 29,940 shares of common stock with 10,417 warrants for $50,000.  The warrants have an exercise price of $2.25 and expire in three years.  The proceeds were allocated to the common stock and warrants based on their relative fair values.  The relative fair value of the common stock is $31,264 and the relative fair value of the warrants is $18,736.

On October 31, 2007, Abazias issued 29,940 shares of common stock with 14,881 warrants for $50,000.  The warrants have an exercise price of $2.25 and expire in three years.  The proceeds were allocated to the common stock and warrants based on their relative fair values.  The relative fair value of the common stock is $23,062 and the relative fair value of the warrants is $26,938.

On November 1, 2007, Abazias issued 8,982 shares of common stock with 4,464 warrants for $15,000.  The warrants have an exercise price of $2.25 and expire in three years.  The proceeds were allocated to the common stock and warrants based on their relative fair values.  The relative fair value of the common stock is $8,722 and the relative fair value of the warrants is $6,278.

On November 5, 2007, Abazias issued 20,958 shares of common stock with 14,881 warrants for $35,000.  The warrants have an exercise price of $2.25 and expire in three years.  The proceeds were allocated to the common stock and warrants based on their relative fair values.  The relative fair value of the common stock is $17,257 and the relative fair value of the warrants is $17,743.

On January 24, 2008, 3,000 common shares were issued to a consultant for services with a fair value of $5,100.

On March 13th, 2008, Abazias issued 29,762 common shares for a $50,000 stock payable.

On March 13th, 2008, Abazias issued 29,762 common shares for $50,000 cash.

Warrants

In accordance with SFAS 123R, the value of the stock options and warrants were determined using a Black−Scholes model. The assumptions made in the valuation of options and warrants included volatility of 208%, a risk−free interest rate of 4.87%, stock price on the date of grant of $2.03 and an expected life of 2 years.

Summary information regarding warrants is as follows:

		Weighted
		Average
		Exercise
	Warrants	Price
Balance at December 31, 2006:	92,857	$5.73
Granted	44,643	2.25
Exercised	-	-
Expired	(17,857)	6.00
Balance at December 31, 2007:	119,643	5.73
Granted	-	-
Exercised	-	-
Expired	(75,000)	5.00
Balance at December 31, 2008:	44,643	$2.25

Warrants outstanding and exercisable as of December 31, 2008:

Exercise		Warrants	Warrants
Price Life	Remaining	Outstanding	Exercisable

$2.25	1.83 years	44,643	44,643
		44,643	44,643

NOTE 6 - SUBSEQUENT EVENTS

On February 18, 2009, Abazias entered into a $100,000 secured convertible note payable with OmniReliant Holdings, Inc. The convertible note bears interest at 10% per annum with principal and all unpaid interest due on February 17, 2010.  The note is convertible into common stock of Abazias at a price which shall equal the greater of (i) $0.50 or (ii) the closing bid price of the Abazias’ shares of common stock on the date of the conversion.

Abazias has entered into an agreement with OmniReliant Holdings, Inc. to merge into OmniReliant Holdings, Inc.  The shareholders of Abazias will receive 13,000,000 newly issued shares of Series E Preferred Stock upon the merger.  A registration statement on Form S-4 for the OmniReliant Holding, Inc. shares to be issued to Abazias has been filed.   Completion of the transaction will occur upon final approval of the shareholders of Abazias and the effectiveness of the Form S-4.

(b) Pro forma Financial Information.

OMNIRELIANT HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated financial information gives pro forma effect to our planned acquisition of Abazias, Inc. (“Abazias”) and the issuance of Series E Preferred Stock and other consideration to be issued as acquisition consideration.

On July 20, 2009, we entered into a securities purchase agreement (the “Purchase Agreement”) with Vicis Capital Master Fund (“Vicis”), a sub-trust of the Vicis Capital Series Master Trust, a unit trust organized under the laws of the Cayman Islands, whereby Vicis purchased from the Company a warrant to purchase 97,606,276 shares of the Company’s Common Stock (the “New Warrant”) for a purchase price of five million dollars ($5,000,000). The Warrant has an exercise price of $0.25 per share and is exercisable for ten years from the date of issuance. The Warrant is exercisable on a cashless basis at any time after six months from the date of issuance if there is no effective registration statement registering the resale of the shares underlying the Warrant. As further consideration for the sale of the Warrant, Vicis surrendered for cancellation all existing warrants that it currently holds that are indexed to 97,606,276 shares of common stock. These transactions are collectively referred to as the Exchange Transaction. Further, on July 31, 2009, Vicis converted 9,285,354 shares of Series C Convertible Preferred Stock, 7,000,000 shares of Series D Convertible Preferred Stock, and 10,000,000 shares of Series F Convertible Preferred Stock into 105,141,416 shares of common stock, after the reset of the conversion prices from $0.50, $0.50 and $1.20 for the Series C, D and F Preferred, respectively, to $0.25. This transaction is referred to as the Conversion Transaction. The following unaudited pro forma consolidated financial information also gives separate effect to the Exchange Transaction and the Conversion Transactions.

The unaudited pro forma consolidated financial information is for informational purposes only and is not intended to represent the consolidated results of operations or financial position that we would have reported had the Transactions been completed as of the dates presented, and should not be taken as representative of our future results of consolidated operations or financial position. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the information contained in “Use of Proceeds,” “Capitalization,” “Selected Historical Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements and related notes included elsewhere in this prospectus.

OmniReliant Holdings, Inc. and Subsidiaries
Unaudited Condensed Consolidated Pro Forma Balance Sheet
March 31, 2009

	Historical		Acquisition		Acquisition	Exchange and		Combined
	Omni	Abazias	Adjustments		Pro Forma	Conversion		Pro Forma
			See Note 6			See Note 7
Assets
Current assets:
Cash and cash equivalents	$8,904,137	$20,199	$(417,650)	a	$8,506,686	$5,000,000	r	$13,506,686
Accounts receivable, net	238,794	184,776			423,570			423,570
Inventories	678,397	361,023			1,039,420			1,039,420
Other current assets	278,093	—			278,093			278,093
Total current assets	10,099,421	565,998	(417,650)		10,247,769	5,000,000		15,247,769

Property and equipment	2,669,499	1,409			2,670,908			2,670,908
Intangible assets	1,321,219	—	6,746,030	b	8,067,249			8,067,249
Goodwill	—	—	11,993,522	c	11,993,522			11,993,522
Investments	1,339,999	—	(595,434)	d	744,565			744,565
Other assets	982,593	—			982,592			982,593
Total assets	$16,412,731	$567,407	$17,726,468		$34,706,606	$5,000,000		$39,706,606

Liabilities, Redeemable Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expense	$347,580	$454,098	$150,000	e	$927,697			$927,691
			(23,981)	d
Notes and current maturities	32,691	600,000	(600,000)	d	32,691			32,691
Derivative liabilities	5,752,553	—			5,752,553	28,746,825	s	35,477,682
						978,304	t
Total current liabilities	6,132,824	1,054,098	(473,981)		6,712,941	29,725,129		36,438,070
	—	—
Long-term liabilities	1,965,894	—			1,965,894			1,965,894
Deferred income taxes	—	—	2,411,537	f	—			—
			(2,411,537)	f
Total liabilities	8,098,718	1,054,098	(473,981)		8,678,834	29,725,129		38,403,964

OmniReliant Holdings, Inc. and Subsidiaries
Unaudited Condensed Consolidated Pro Forma Balance Sheet (Continued)
March 31, 2009

	Historical		Acquisition		Acquisition	Exchange and		Combined
	Omni	Abazias	Adjustments		Pro Forma	Conversion		Pro Forma
			See Note 6			See Note 7

Minority interests	238,467	—			238,467	—		238,467
Redeemable preferred stock:
Series C Convertible Preferred Stock 10,620,000 shares authorized and outstanding (liquidation preference $10,620,000) - 9,285,354 shares of Preferred Stock converted to 37,141,416 shares of Common Stock for combined proforma - See Proforma Note 7	28,969,634	—			28,969,634	(22,632,952)	u	6,336,682
Series D Convertible Preferred Stock 7,000,000 shares authorized and outstanding (liquidation preference $7,000,000) - 7,000,000 shares of Preferred Stock converted to 28,000,000 shares of Common Stock for combined Proforma - See Proforma Note 7	7,000,000	—			7,000,000	(7,000,000)	u	—
Series F Convertible Preferred Stock 10,000,000 shares authorized and outstanding (liquidation preference $10,000,000 pro forma) - 10,000,000 shares of Preferred Stock converted to 40,000,000 shares of Common Stock for combined Proforma - See Proforma Note 7	10,000,000	—			10,000,000	(10,000,000)	u	—
	45,969,634	—			45,969,634	(39,632,952)		6,336,682

Stockholders’ deficit:
Series E Convertible Preferred Stock 13,001,000 shares authorized; none outstanding historical; 13,000,000 shares; outstanding for pro forma (no liquidation preference)	—	—	15,841,323	g	15,841,323	—		15,841,323
Common stock, 500,000,000 authorized 14,509,225 shares issued and outstanding for historical and acquisition pro forma, 119,650,641 shares issued and outstanding for combined pro forma	145	3,166	(3,166)	h	145	1,051	v	1,196
Additional paid-in capital	32,720,476	5,838,763	(3,427,226)	i	35,132,013	103,920,708	w	139,052,721
Other stockholders’ deficiency	(70,614,709)	(6,328,620)	5,789,518	j	(71,153,811)	(89,013,936)	x	(160,167,747)
Total stockholders’ deficit	(37,894,088)	(486,691)	18,200,449		(20,180,330)	14,907,823		(5,272,507)
Total liabilities, redeemable preferred stock and stockholders’ deficit	$16,412,731	$567,407	$17,726,468		$34,706,606	$5,000,000		$39,706,606

OmniReliant Holdings, Inc. and Subsidiaries
Unaudited Condensed Consolidated Pro Forma Statement of Operations
Nine-Months ended March 31, 2009

	Historical		Acquisition		Acquisition	Exchange and		Combined
	Omni	Abazias	Adjustments		Pro Forma	Conversion		Pro Forma
			See Note 6			See Note 7
Revenue:
Product sales	$3,756,840	$4,049,489			$7,806,329			$7,806,329
Other revenues	190,420	—			190,420			190,420
Total revenues	3,947,260	4,049,489			7,996,749			7,996,749

Costs and expenses:
Cost of product sales	2,086,495	3,440,355	$634,042	k	6,160,892			6,160,892
Other costs and expenses	4,936,377	951,954	678,938	k	6,652,019			6,652,019
			84,750	l
Total costs and expenses	7,022,872	4,392,309	1,397,730		12,812,911			12,812,911

Income (loss) from operations	(3,075,612)	(342,890)	(1,397,730)		(4,816,162)
Other income (expense)	2,588,541	(25,096)	23,982	n	2,587,427			(4,816,162)
Minority interest	81,533	—			81,533			2,587,427
Income taxes	—	—			—			81,533
Net loss	(405,538)	(367,916)	(1,373,748)		(2,147,202)			(2,147,202)
Preferred stock accretion	(2,958,350)	—			(2,958,350)			(2,958,350)
Loss applicable to common stockholders	$(3,363,888)	$(367,916)	$(1,373,748)		$(5,105,552)			$(5,105,552)

Loss per common share:
Basic	$(0.23)	$(0.12)			$(0.35)			$(0.04)
Diluted	$(0.23)	$(0.12)			$(0.35)			$(0.04)

Weighted average common shares and equivalent common shares for diluted income (loss) per common share:
Basic	14,501,318	3,165,552			14,501,318	105,141,416	y	119,642,734
Diluted	14,501,318	3,165,552			14,501,318	105,141,416	y	119,642,734

OmniReliant Holdings, Inc. and Subsidiaries
Unaudited Condensed Consolidated Pro Forma Statement of Operations
Year Ended June 30, 2008

	Historical		Acquisition		Acquisition	Exchange and		Combined
	Omni	Abazias	Adjustments		Pro Forma	Conversion		Pro Forma
			See Note 6			See Note 7
Revenue:
Product sales	$420,813	$7,593,323			$8,014,136			$8,014,136
Other revenues	546,917	—			546,917			546,917
Total revenues	967,730	7,593,323			8,561,053			8,561,053

Costs and expenses:
Cost of product sales	287,038	6,680,974	$845,389	o	7,813,401			7,813,401
Other costs and expenses	5,017,189	1,604,141	905,251	o	7,721,931			7,721,931
			113,000	p
			82,350	m
Total costs and expenses	5,304,227	8,285,115	1,945,990		15,535,332			15,535,332

Income (loss) from operations	(4,336,497)	(691,792)	(1,945,990)		(6,974,279)			(6,974,279)
Other income (expense)	(11,067,293)	(6,073)			(11,073,366)			(11,073,366)
Minority interest	—	—			—			—
Income taxes	—	—			—			—
Net loss	(15,403,790)	(697,865)	(1,945,990)		(18,047,645)			(18,047,645)
Preferred stock accretion	(22,913,272)	—			(22,913,272)			(22,913,272)
Loss applicable to common stockholders	$(38,317,062)	$(697,865)	$(1,945,990)		$(40,960,917)			$(40,960,917)

Income (loss) per common share:
Basic	$(2.71)	$(0.23)			$(2.89)			$(0.34)
Diluted	$(2.71)	$(0.23)			$(2.89)			$(0.34)

Weighted average common shares and equivalent common shares for diluted income (loss) per common share:
Basic	14,165,245	3,061,459			14,165,245	105,141,416	y	119,306,661
Diluted	14,165,245	3,061,459			14,165,245	105,141,416	y	119,306,661

OmniReliant Holdings, Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Pro Forma Financial Information

1.	Pro forma transactions and basis of presentation:

The unaudited condensed consolidated pro forma financial information gives pro forma effect to our acquisition of Abazias, Inc. (“Abazias”) and our issuance of 13,000,000 shares of Series E Preferred Stock, par value $0.00001, therefore, as if these transactions occurred on March 31, 2009 for purposes of the Condensed Consolidated Pro Forma Balance Sheet as of March 31, 2009, and July 1, 2007 for purposes of the Condensed Consolidated Pro Forma Statement of Operations for the nine-months ended March 31, 2009 and the year ended June 30, 2008.

Abazias acquisition:

On April 29, 2009, we entered into an Agreement and Plan of Merger (the “Agreement”) with Abazias, a Delaware Corporation and Abazias.com, Inc., a Nevada corporation and wholly owned subsidiary of Abazias, to acquire all of the outstanding common stock of Abazias for 13,001,000 shares of our newly designated $0.00001 par value, $1.00 stated value, Series E Convertible Preferred Stock (the “Series E Preferred Stock”).

The Series E Preferred Stock was designated on December 3, 2008, as amended on April 29, 2009. The Series E Preferred Stock votes with the common shareholders on an if-converted basis. The Series E Preferred Stock does not provide for either a liquidation preference or a right to dividends. The Series E Preferred Stock is initially convertible into common stock on a one-for-one basis. However, this conversion rate is subject to a one-time adjustment, on the closing date of the Abazias acquisition, where the conversion price may be adjusted downward on a pro rata basis for common market values of our shares below $1.20, subject to a floor of $0.50. In addition to the conversion adjustment, the Series E Preferred Stock provides for down-round price protection in the event that we sell common shares or indexed securities below $1.20 during the two year period following issuance. In the event of a down-round financing, the conversion price may be adjusted similarly to the one-time adjustment described above. That is, on a pro rata basis for down round financings at less than $1.20. This protection also has a floor of $0.50. The Series E Preferred Stock conversion price is otherwise subject to adjustment for traditional reorganizations, such as stock splits, stock dividends and similar restructuring of equity. Finally, OmniReliant is precluded from changing the designations of the Series E Preferred Stock without the approval of at least 80% of the holders of the Series E Preferred Stock.

The Agreement also requires that we provide Abazias with inter-divisional funding of $500,000 during the six months following the closing of the merger transaction. If any requested advance is not made within a seven day period following the request by the then Abazias divisional management, we would be required to distribute additional common shares to the sellers equal to the number of common shares into which the Series E Preferred Stock would be convertible. We have previously funded Abazias $500,000 in the form of convertible promissory notes. In addition, due to the delay in closing our merger, we have agreed to fund Abazias an additional $200,000 ($100,000 as of March 31, 2009), which amount will be applied to our post-merger funding commitment. Accordingly, our current commitment under this arrangement is $300,000.

In connection with our acquisition of Abazias, we have entered into employment arrangements with its two principal officers. The arrangements provide for base annual salaries ranging from $85,000 to $100,000, discretionary bonuses, participation in existing employee benefit program, and non-competition and non-solicitation. The arrangements also provide for contingent incentive compensation that is payable in the event that we sell Abazias at certain levels. The accompanying pro forma financial statements do not include any amounts associated with this contingency, which would be recorded as compensation expense if a future sale of the Abazias entity occurs at the contractual price levels. Finally, the employment arrangements provide for the payment of signing bonuses to the Abazias officers, aggregating $417,650. The accompanying condensed consolidated pro forma statements of operations do not include any amounts associated with this non-recurring compensation expense. However, this amount is shown as a reduction of stockholders’ equity in the accompanying condensed consolidated balance sheet.

Also in connection with our acquisition of Abazias, we have assumed a consulting contract executed by Abazias that is effective on the date of our merger. The contract provides for consulting services over a term of one year at an aggregate cost of $82,350. These costs are reflected in the accompanying condensed consolidated pro forma financial statements for the year ended June 30, 2008 reflecting the one-year term of the agreement.

Historical financial information:

Our historical financial information has been derived from our historical financial statements as of and for the nine-months ended March 31, 2009 and as of and for the year ended June 30, 2008, included elsewhere in this Registration Statement.

Abazias’ fiscal year end was December 31, 2008. The historical balance sheet information for Abazias has been derived from the financial statements of Abazias for March 31, 2009, included elsewhere in this Registration Statement. Abazias’ historical statement of operations information for the nine-months ended March 31, 2009 was calculated by subtracting its operating results from its statement of operations for the six-months ended June 30, 2008 (as reflected in its Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission) from its statement of operations for its year ended December 31, 2008 and then adding, thereto, its operating results for the three months ended March 31, 2009 (as reflected in Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission, and included elsewhere herein). Abazias’ historical statement of operations information for the year ended June 30, 2008 was calculated by combining its historical statements of operations information for its year ended December 31, 2007 and its six-months ended June 30, 2008 and, from that amount, deducting its six-months ended June 30, 2007 (as reflected in its Quarterly Report on Form 10-QSB, filed with the Securities and Exchange Commission). The weighted average number of Abazias common shares outstanding, which is used to compute income (loss) per common share, was recomputed for these periods.

2.  Acquisition accounting:

Accounting Standard:

We will account for our acquisition of Abazias as a business acquisition (the “Acquisition Method”), applying Statements of Financial Accounting Standards No. 141, revised 2007, Business Combinations (“SFAS 141R”), which became effective for application to our business acquisitions on July 1, 2009. Under SFAS 141R, we will recognize, separately from goodwill, the identifiable tangible and intangible assets acquired and liabilities assumed at their fair values on the acquisition date. We anticipate that goodwill will arise from our acquisition of Abazias, which amount will be determined as the aggregate of the acquisition consideration transferred to the sellers, less the fair values of identifiable assets acquired and liabilities assumed. Acquisition consideration, under this standard, includes all assets and securities transferred, plus any contingent consideration, at fair value. We will further apply Statements of Financial Accounting Standards No. 142 Intangible Assets (“SFAS 142”) and Statements of Financial Accounting Standards No. 144 Accounting for the Impairment or Disposal of Long-lived Assets (“SFAS 144”) in evaluating the recoverability of the goodwill and intangible assets, respectively arising from our acquisition of Abazias.

Identification of the Acquiring Entity:

The application of the Acquisition Method requires the identification of the acquiring entity when a business combination is effected through the exchange of equity securities. In SFAS 141R, the Financial Accounting Standards Board provides that all pertinent facts should be considered in determining the acquirer, including those listed as follows:

The relative voting rights in the combined entity after the combination, along with any special voting arrangements and options, warrants, or convertible securities; all else being equal, the acquiring entity is the combining entity whose owners as a group retained or received the larger portion of the voting rights of the combined entity .

As mentioned in Note 1, the Abazias acquisition is to be effected by the issuance of 13,000,000 shares of our newly designated Series E Convertible Preferred Stock that is indexed initially to 13,000,000 shares of common stock (or a one-for-one conversion price), and is subject to a onetime adjustment on the closing date to give effect to trading market prices on a pro rata basis between $1.20 and $0.50, for all of the outstanding common stock of Abazias. On the date of the latest contract modification, our closing stock price was $1.01. Therefore, in considering the overall post-merger voting control, we prepared the following sensitivity analysis of various prices above and below the modification date price.

Closing Market Price	$0.50	$0.75	$1.01	$1.25	$1.50

Ownership table:
Common shares outstanding	14,509,225	14,509,225	14,509,225	14,509,225	14,509,225
Voting common equivalents:
Common shares into which other voting Preferred Stock converts	42,952,461	42,952,461	42,952,461	42,952,461	42,952,461
Common shares into which Series E Preferred Stock converts	30,952,381	20,634,921	15,476,190	13,000,000	13,000,000
	88,414,067	78,096,607	72,937,876	70,461,686	70,461,686
Voting rights:
OmniReliant	65%	74%	79%	82%	82%
Abazias	35%	26%	21%	18%	18%

The table illustrates that under all pricing scenarios, pre-merger OmniReliant shareholders control the post merger voting rights of the combined companies. Although the Series E Preferred conversion price is subject to adjustment on the closing date, the adjustment floor of $0.50 limits the Abazias shareholder’s voting rights to 35% based upon current share levels. We have considered the down-round, anti-dilution protections afforded the Series E Preferred shareholders; however, these rights also have an effective floor of $0.50. Therefore, issuance of the Series E Preferred at the lowest end of the range of pricing above, would effectively nullify the dilution protection because the conversion price and the anti-dilution floor would be the same $0.50 amount.

The composition of senior management of the combined entity; all else being equal, the acquiring entity is the combining entity whose senior management dominates that of the combined entity. Senior management generally consists of the board chairman, chief executive officer, chief operating officer, chief financial officer, and those division heads reporting directly to them.

The following table illustrates the combining company from whom the senior management position was obtained:

		OmniReliant	Abazias
Position:	Reports to:
Board Chairman	Board	√
Board Members	Board Chairman	√
Chief Executive Officer	Board	√
Chief Operating Officer	Board	√
Chief Financial Officer	Chief Executive Officer	√
Division President	Chief Executive Officer		√
Division Chief Financial Officer	Chief Executive Officer		√

The table illustrates the substance of the arrangement, which is that the current Abazias management will be responsible for the acquired business as a division of OmniReliant. Otherwise, OmniReliant’s current senior management retain their current positions.

The composition of the governing body of the combined entity; all else being equal, the acquiring entity is the combining entity whose owners or governing body has the ability to elect or appoint a voting majority of the governing body of the combining entity.

The merger with Abazias does not contemplate any changes in our Board of Directors and, as illustrated under the first consideration, the Abazias shareholders will not possess sufficient voting rights to affect the composition of the Board.

The terms of the exchange of equity securities; all else being equal, the acquiring entity is the combining entity that pays a premium over the market value of the equity securities of the other combining entity.

As more fully discussed in the section entitled Preliminary Acquisition Consideration, below, the estimated fair value of the Series E Preferred Stock on the modification date amounts to $15,841,323. This amount represents a $12,804,339 premium over the Abazias market value on the same date of $3,007,246, which is calculated as the number of shares outstanding times the closing market value per common share of $0.95.

While the Financial Accounting Standards Board provides for other matters to consider, our management believes that the above considerations are those salient to the overall conclusion that OmniReliant is the acquiring entity.

Preliminary Acquisition Consideration:

The consideration for our acquisition of Abazias, as provided in the Agreement, consists of (i) a fixed number of Series E Preferred Stock (the “Fixed Element”) and (ii) a contingent element consisting of common stock that we may have to issue within six months of the closing date (the “Contingent Element”). Under the terms of the Agreement, the number of shares of Series E Preferred Stock, representing the Fixed Element, is 13,000,000 shares. The number of common shares to which these Series E Preferred shares is indexed is initially 13,000,000, based on a one-for-one conversion rate, but is subject to a one-time adjustment on the closing date based upon the closing market price of our common stock. The maximum number of common shares indexed to the Series E Preferred Stock is 30,952,381 common shares (assuming a trading market price of $0.50, constituting the floor for the conversion price). The minimum number of common shares indexed to the Series E Preferred stock is 13,000,000 common shares (assuming a trading market price of $1.20 or above). The number of common shares representing the Contingent Element amounts to the number of common shares indexed to the Series E Preferred Stock, as determined on the closing date of the acquisition. That is, a maximum of 30,952,381 common shares and a minimum of 13,000,000 common shares. The Contingent Element will be distributable to the sellers if we do not make certain advances to the subsidiary, amounting to $500,000, as they are required by subsidiary management during the six month period following the closing date.

Acquisition consideration for purposes of applying the Acquisition Method to the Abazias acquisition will consist of the Fixed Element and Contingent Element at their respective fair values. For purposes of the acquisition consideration, we have estimated the fair value of the Series E Preferred Stock based upon the common-stock equivalent value as enhanced by all beneficial or preferential features and provisions. This is because the Series E Preferred Stock is a perpetual preferred instrument, with no liquidation preferences or dividend requirements. Therefore, the holders of the Series E Preferred Stock will derive their value from common stock equivalent value upon ultimate conversion. For purposes of the acquisition consideration, we have estimated the Contingent Element based upon the fair value of the contingently issuable and developed multiple, probability weighted scenarios under which the Contingent Element may become issuable in part, in full or not at all. Applying this technique, coupled with the fact that we have currently satisfied $200,000 of our total $500,000 obligation, we concluded that issuance of the Contingent Element was improbable and, therefore, deminimus for purposes of our pro forma financial information.

We are currently estimating direct acquisition related expenses of approximately $150,000. SFAS 141R requires that we expense these costs. Since these expenses are considered non-recurring in nature, they are excluded from the pro forma statement of operations information.

SFAS 141R provides that the acquisition consideration is measurable on the acquisition date, defined as the date that we obtain control of Abazias. Although the Series E Preferred Stock is not currently expected to become a publicly traded security, the common shares indexed to the Series E Preferred Stock are traded in a public market and, therefore serve as the basis upon which the fair value of the Series E Preferred Shares will be ultimately valued. Since (i) the number of shares indexed to the Series E Preferred Stock will vary based upon the ultimate transaction closing date price and (ii) consummation of the transaction is subject to shareholder approval of both combining companies, the fair value of the acquisition consideration is not measurable at this time. For purposes of the condensed consolidated pro forma information, we are using the common stock closing market price on the date of the most recent modification of the arrangement to calculate the estimated value of the acquisition consideration. That market price is $1.01. The following sensitivity analysis provides details of the Series E Preferred Stock using the pro form price and other prices, both above and below the pro forma price, for illustrative purposes:

	Market Price Scenarios

Market price scenario	$0.50	$0.75	$1.01	$1.25	$1.50
Series E Preferred shares	13,000,000	13,000,000	13,000,000	13,000,000	13,000,000
Adjusted conversion price	$0.50	$0.63	$0.84	$1.00	$1.00
Indexed common shares	30,952,381	20,634,921	15,476,190	13,000,000	13,000,000

Fair value of Series E Preferred:
Common stock equivalent	$15,476,190	$15,476,190	$15,630,952	$16,250,000	$19,500,000
Anti-dilution protection	—	91,228	210,371	299,933	299,933
Total acquisition consideration	$15,476,190	$15,567,419	$15,841,323	$16,549,933	$19,799,933

The adjusted conversion price represents the conversion price of the Series E Preferred Stock, rounded to the nearest penny, on the closing date based upon each respective market price scenario. It is calculated by dividing the market price scenario amount by $1.20 (subject to the $0.50 floor and the $1.00 cap). The indexed common shares are calculated by dividing the Series E Preferred Shares (13,000,000) by the result of dividing the adjusted conversion price by $1.20.

The fair value of the Series E Preferred Stock is derived from the common stock equivalent value, plus the incremental value associated with the down-round, anti-dilution protection.

Common stock equivalent value:  The common stock equivalent value equals the number of common shares indexed to the Series E Preferred Stock times the market value for each of the above market price scenarios.

Anti-dilution protection value: Our enterprise value consists of a common equity component and a preferred equity component. The down-round, anti-dilution protection embodied in the terms of the Series E Preferred Stock is, in effect, a put on the common shareholder’s enterprise value component. That is, in a down-round financing, the Series E Preferred shareholders would receive a lower conversion price and, therefore, more of the total enterprise value at the expense of the common shareholders who do not possess this protection.

The value of the down-round, anti-dilution protection is represented in the estimated portion of the Company’s total enterprise value that would effectively transfer from common equity to the preferred equity under hypothetical scenarios in which the protection was triggered by a down-round financing event. To value this element of the total Series E Preferred value, we used a multiple, probability-weighted decision tree technique to estimate the aggregate decrement in total enterprise value that would occur at down-round price intervals between the Series E Preferred Stock conversion ceiling of ($1.20) and floor ($0.50). These estimates were performed for each of the market price scenarios in the table above. Since we currently have other financial instruments with down-round, anti-dilution protection, we were required to compute the share of enterprise decrement assumed to transfer to the Series E Preferred shareholders under each of the hypothetical valuation scenarios. For this purpose, we computed the simple percentage of equivalent common shares indexed to the Series E Preferred Stock, divided by the total outstanding common shares, plus all common share-indexed to instruments with similar protections. Significant assumptions included in this valuation technique are (i) the number of potential decrements in enterprise value resulting from declining trading market values and price ranges associated with each, (ii) the estimated probability of future financing requirements, internal projections and market trends that may indicate the need for a down-round financing and (iii) the probability associated with a down-round financing arising within any of the decrement ranges. As with any estimate, actual results could be different.

Preliminary Acquired Assets, Liabilities and Goodwill:

The amounts and components of the preliminary accounting for our acquisition, as if the acquisition had occurred on March 31, 2009, and using the acquisition consideration determined above, is as follows:

Preliminary Acquired Assets, Liabilities and Goodwill

Current assets, including cash of $20,199	$565,998
Property and equipment	1,409
Identifiable intangible assets:
Trademarks, trade dress, and domains	3,998,936
Customer related intangibles	2,351,166
Employment contracts and related intangibles	210,928
Service and supply contracts	150,000
Software and related processes	35,000
Liabilities of Abazias assumed, at estimated fair value	(1,054,098)
Deferred income taxes arising from taxable temporary differences between tax bases and recorded bases (fair value) of assets acquired	(2,411,537)
Preliminary assets and liabilities, net	3,847,802

Preliminary acquisition consideration (see previous section)	15,841,323

Preliminary goodwill	$11,993,522

See Note 5 for information related to our accounting for the tax consequences of the acquisition of Abazias.

Abazias has outstanding stock options and outstanding warrants that are indexed to an aggregate of 51,021 shares of its common stock. We are not assuming these stock options and warrants. Abazias will cancel these securities prior to the merger. Accordingly, there is no affect for these securities in the condensed consolidated pro forma information.

3.   Accounting for Series E Preferred Stock.

The embedded conversion feature in the Series E Preferred Stock was evaluated for derivative classification under Statement of Financial Accounting Standards No. 133 Accounting for Derivative Financial Instruments and Hedging Activities (“SFAS 133”). A requisite consideration for applying SFAS 133 is making a determination regarding whether the contract is more akin to an equity instrument or more akin to a debt instrument based upon all features, terms and conditions in the contract. Applying the guidance of EITF D-109 Determining the Nature of a Host Contract Related to a Hybrid Financial Instrument Issued in the Form of a Share under FASB Statement No. 133 we concluded that Series E Preferred Stock was more akin to an equity instrument on the basis that it has no redemption requirements, no dividend requirements and no features that would indicate credit or interest risk components. As an “akin-to-equity” instrument, the embedded conversion feature is clearly and closely related to the risks of the contract and derivative classification is not require.

The Series E Preferred Stock was also evaluated for classification under Statement of Financial Accounting Standards No. 150 Accounting for Financial Instruments with Characteristics of Both Equity and Liabilities (“SFAS 150”) and EITF D-98 Classification and Measurement of Redeemable Securities (EITF D-98). Generally, these standards require financial instruments that are mandatorily redeemable, including instances where contingent redemption events may be beyond the control of management, to be classified outside of stockholders’ equity in liabilities or mezzanine, respectively. As a result of our evaluation, the Series E Preferred does not embody any terms or features that require or could contingently require redemption.

Finally, the Series E Preferred Stock was evaluated for the presence of a beneficial conversion feature under the guidance of EITFs 98-5 and 00-27 Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios (EITF 98-5). A beneficial conversion feature is present when the effective conversion price of the convertible instrument is lower than the fair value of the common shares to which it is indexed. As illustrated in the table entitled Market Price Scenarios, above, such will be the case in all pricing scenarios above the floor of $0.50. The following table summarizes the beneficial conversion feature for each of the pricing scenarios above:

	Market Price Scenarios

Market price scenario	$0.50	$0.75	$1.01	$1.25	$1.50
Series E Preferred shares	13,000,000	13,000,000	13,000,000	13,000,000	13,000,000
Adjusted conversion price	$0.50	$0.63	$0.84	$1.00	$1.00
Indexed common shares	30,952,381	20,634,921	15,476,190	13,000,000	13,000,000
Beneficial conversion feature (1)	$—	$2,579,365	$2,605,159	$3,250,00	$6,500,00
(1)	Truncation of decimal places results in the above beneficial conversion amounts, compared to calculations based on the prices in the table that were limited to two decimal places.

Accounting for beneficial conversion features provides for the allocation of the intrinsic value in the conversion option, as reflected in the table above, to paid-in capital. The adjusted conversion price represents the conversion price of the Series E Preferred under each of the market price scenarios on the closing date. That is, as discussed earlier, the conversion price is subject to adjustment if the trading market is lower than $1.20. This feature has a floor such that the conversion price may not be adjusted below $0.50.

For purposes of the accompanying condensed consolidated balance sheet, the $1.01 market price scenario, or $2,605,159, is reflected as a credit to paid-in capital. Any discount resulting from the accounting for a beneficial conversion option is required to be accreted from the date of issuance to the earliest conversion date which, in the case of the Series E Preferred Stock, is the issuance date. Accordingly, the accompanying condensed consolidated financial statements reflect a charge to additional paid in capital to give effect to the accretion.

4.  Intangible assets:

The following table reflects our historical intangible assets as of March 31, 2009 and the effects of our preliminary acquisition allocation:

	Life	Historical	Acquisition	Pro Forma
Patents		$1,169,412		$1,169,412
License agreement		953,502		953,502
Trademark, dress	5		$3,998,936	3,998,936
Customer related	3		2,351,166	2,351,166
Service and supply arrangements	3		150,000	150,000
Employment contracts	2		210,928	210,928
Software and processes	3		35,000	35,000
Other		79,402		79,402
		2,002,316	6,746,030	8,948,346
Accumulated amortization		(881,097)	—	(881,097)
		$1,321,219	$6,746,030	$8,067,249

Amortization expense for the nine months ended March 31, 2009	Historical	Acquisition	Pro Forma
Cost of sales	$—	$634,042	$634,042
Other costs and expenses	138,361	678,938	817,299
	$138,361	$1,312,980	$1,451,341

Amortization expense for the year ended June 30, 2008	Historical	Acquisition	Pro Forma
Cost of sales	$—	$845,389	$845,389
Other costs and expenses	623,804	905,251	1,529,055
	$623,804	$1,750,640	$2,374,444

Amortization expense associated with trademark, service and supply arrangements and software is included in cost of sales. All other amortization is included in other costs and expenses.

5.  Income tax considerations:

The acquisition of Abazias has been structured as a tax-free reorganization for federal and state (Florida) income tax purposes. As a result, the respective tax bases of assets acquired will carry over to and become the tax bases of OmniReliant. That is, there will be no step-up for federal or state income purposes. As a result, taxable temporary differences will result from the allocation, principally associated with the amounts of identifiable intangible assets, as provided in Statements of Financial Accounting Standards No. 109 Accounting for Income Taxes (“SFAS 109”), as amended by SFAS 141R. However, SFAS 109 does not provide for recognition of deferred income taxes on goodwill that arises from this transaction. In addition, OmniReliant may derive benefit in future periods for the net-operating loss carry forward of Abazias, subject to certain limitations. This adjustment gives effect to the net deferred tax credit arising from the acquisition. For purposes of calculating income taxes, we have applied statutory rates applicable to each jurisdiction in which the combined companies are taxed. Those are Federal (34.0%) and Florida (4.25%), net of the federal benefit, for a total rate of 38.25%.

The following table summarizes historical deferred income taxes as of March 31, 2009 and the adjustments that would result from the Abazias acquisition:

Deferred tax asset (liability):	Historical March 31, 2009	Pro Forma Abazias Acquisition (1)	Pro Forma Tax Adjustment (2)	Pro Forma March 31, 2009
Net operating losses	$2,470,226	$168,819	$—	$2,639,045
Intangible assets	282,718	(2,580,356)	—	(2,297,638)
Other assets	87,125	—	—	87,125
Net asset (liability)	2,840,069	(2,411,537)	—	428,532
Valuation allowance	(2,840,069)	—	2,411,537	(428,532)
Net asset (liability)	$—	$(2,411,537)	$2,411,537	$—

Accounting for the income tax consequences of our acquisition of Abazias was accomplished in two steps, as follows:

(1)
We first identified the deductible and taxable temporary differences arising from our acquisition. We have recorded the benefit of Abazias’ net operating loss carry forwards, because those amounts will be legally available to offset our future taxable income. We have recorded the taxable temporary difference arising from the recognition of intangible assets ($6,746,030 times 38.25%), because Abazias’ tax basis in these assets was zero. We are able to record deferred tax assets when it is more likely than not that we will recover the assets through future income sources. SFAS 109 provides for reversing taxable temporary differences as a source of such income and, accordingly, we have sufficient evidence to record the Abazias net operating losses.

(2)
We then evaluated the effects of the acquisition on our pre-merger valuation allowance. SFAS 109, as amended by SFAS 141R, requires that reductions in the acquiring company’s valuation allowance be excluded from the accounting for a business acquisition. Rather, such reductions are recognized as income tax benefit or are credited directly to contributed capital based upon their nature. When, as is the case of the Abazias acquisition, the tax affects arise from an increase in paid-in capital, the associated tax affects are classified in stockholders’ equity. Accordingly, our pro forma balance sheet as of March 31, 2009 reflects the pro forma tax adjustment in the table above as a component of paid-in capital.

6.  Pro forma acquisition adjustments:

The following adjustments have been reflected in the accompanying unaudited condensed consolidated pro forma financial information:

Unaudited Condensed Consolidated Pro Forma Balance Sheet at March 31, 2009
Item	Description
a.
This adjustment reflects the cash signing bonus that we will be required to pay the Division President and the Division Chief Financial Officer on the closing date. These charges are not reflected in the pro forma statements of operations due to their non-recurring nature. They are reflected only on the pro forma balance sheet as a reduction of cash and an increase in accumulated deficiency. Details are as follows:

Position:	Amount
Division President	$311,300
Division Chief Financial Officer	106,350
Total	$417,650

b.	This adjustment reflects the recognition of identifiable intangible assets. Also see Note 2.

Identifiable intangible asset:	Amount
Trademarks	$3,998,936
Customer related	2,351,166
Service and supply arrangements	150,000
Employment arrangements	210,928
Software and processes	35,000
Total	$6,746,030

c.	This adjustment reflects the recognition of goodwill arising from our acquisition of Abazias that we computed applying SFAS 141R. Also see Note 2.

d.
We advanced Abazias an aggregate amount of $600,000 under a 10% convertible note and account for these notes at their fair values, with changes reflected in other comprehensive income. Our carrying value of these notes amounted to $595,434. Abazias’ carrying value at historical cost equals the face value, or $600,000, plus $23,981 in accrued interest payable. These adjustments eliminate the intercompany balance between Abazias and OmniReliant, and the difference is reflected as an adjustment to other comprehensive income, which for pro forma reporting purposes, has been included as a component of other stockholders’ deficiency.

e.
We estimate that direct, incremental costs associated with our acquisition of Abazias will amount to approximately $150,000, which amounts will relate principally to legal and professional fees. We are reflecting these costs as a component of accrued expenses in our pro forma balance sheet. Under SFAS 141R, we will be required to expense these costs. They are excluded from our pro forma statements of operations due their non-recurring nature.

f.	The income tax consequences of our acquisition of Abazias are described in Note 5, above. The two pro forma adjustments in the table below correspond with the adjustments and notes included in Note 5.

Adjustment:	Amount
Net deferred tax liabilities associated with Abazias assets acquired	$(2,411,537)
Reduction in our tax valuation allowance arising from the acquisition	2,411,537
Total	$—

g.
This adjustment reflects (i) the recognition of the Series E Preferred Stock at its fair value (ii) recognition of a beneficial conversion feature by allocating the intrinsic value of the beneficial conversion feature to paid-in capital and (iii) accretion of the Series E Preferred Stock. See Note 3 for calculations of the beneficial conversion feature. According to EITF 00-27, any discount related to convertible instruments which do not have a stated redemption date should be amortized from the date of issuance to the earliest conversion date. The earliest conversion date for the Series E Preferred Stock is the date of issuance so the discount was fully accreted on inception. The following table reflects the details of these transactions:

Series E Preferred Stock, 13,000,000 shares designated; par value-$0.00001 per share; stated value $1.00 per share	Amount
Initial recognition at fair value	$(15,841,323)
Beneficial conversion feature (See Note 3)	2,605,159
Accretion of discount resulting from beneficial conversion feature	(2,605,159)
Total	$(15,841,323)

The change in preferred stock attributable to the accretion of discount arising from the allocation of basis to the beneficial conversion feature is not shown as an increase in loss to arrive at income (loss) applicable to common stockholders due to its non-recurring nature.

h.	This adjustment eliminates the common stock of Abazias for consolidation purposes.

i.
This adjustment (i) eliminates the paid-in capital of Abazias for consolidation purposes, (ii) records the beneficial conversion feature described in Notes 3 and 6g, (iii) records the accretion of the Series E Preferred Stock discount as described in Note 6g, and (iv) reflects the reclassification of the reduction in the acquirer’s deferred tax valuation allowance described in Note 5. The following table reflects the components:

Paid-in capital:	Amount
Elimination of Abazias paid-in capital	$(5,838,763)
Beneficial conversion feature (See Note 3 and 6g)	2,605,159
Accretion of Series E Preferred discount (See 6g)	(2,605,159)
Benefit from the reduction in acquirer’s deferred tax valuation allowance (See Note 5 and 6f)	2,411,537
Total	$(3,427,226)

j.
This adjustment (i) eliminates the accumulated deficiency of Abazias for consolidation purposes, (ii) records the charge associates with the signing bonuses that are described in Notes 1 and 6a, (iii) reflects a charge for non-recurring direct acquisition cost and (iv) reflects the net effect of elimination of the Abazias convertible note payable. It should be noted that the signing bonuses, being nonrecurring in nature are excluded from operating data. The following table reflects the components:

Accumulated deficit:	Amount
Elimination of Abazias accumulated deficit	$6,328,620
Charge for signing bonuses (See Note 3 and 6a)	(417,650)
Direct merger costs (See Note 2 and 6e)	(150,000)
Affect on other comprehensive income and accumulated deficit for the elimination of the intercompany convertible notes payable (See Note 6d)	28,548
Total	$5,789,518

Unaudited Condensed Consolidated Pro Forma Statement of Operations Nine-Months Ended March 31, 2009
Item	Description

k.	This adjustment reflects the amortization of the identifiable intangible assets acquired in the acquisition as follows:

			Amortization Expense
Asset category:	Life	Cost	Cost of Sales	Other Costs
Trademarks	5	$3,998,936		$599,840
Customer related	3	2,351,166	$587,792
Service and supply	3	150,000	37,500
Employment contracts	2	210,928		79,098
Software and processes	3	35,000	8,750
Total		$6,746,030	$634,042	$678,938

l.
We entered into employment arrangements with the current CEO (post merger Division President) and Chief Financial Officer (post merger Division Chief Financial Officer) that provide for annual compensation of $100,000 and $85,000, respectively. The employment arrangements provide for signing bonuses of $311,300 and 106,350, respectively, which amounts are excluded from the condensed consolidated pro forma financial information due to the non-recurring nature of these charges. This adjustment reflects the incremental compensation that will be paid to the Division President and the Division Chief Financial Officer above their pre-merger annual compensation of $36,000 and $36,000, respectively, as follows:

	Nine-months ended March 31, 2009
Position:	Historical Compensation	Contractual Compensation	Pro forma Adjustment
Division President	$27,000	$75,000	$48,000
Division Chief Financial Officer	27,000	63,750	36,750
Total	$54,000	$138,750	$84,750

m.
As discussed in Note 1, we have agreed to assume a consulting contract executed by Abazias that is effective on the date of our merger. The contract provides for consulting services over a term of one year following the merger date at an aggregate cost of $82,350. These costs are reflected in the accompanying condensed consolidated pro forma financial statements as a pro forma charge to other operating expenses for the year ended June 30, 2009.

n.
We have loaned Abazias an aggregate of $600,000 under a 10% convertible note payable. The balance due under this arrangement was eliminated from the condensed consolidated balance sheet, as described in Note 6d. This adjustment eliminates the interest expense that Abazias recorded on this note during the nine month period ended March 31, 2009.

Unaudited Condensed Consolidated Pro Forma Statement of Operations Year Ended June 30, 2008
Item	Description

o.	This adjustment reflects the amortization of the identifiable intangible assets acquired in the acquisition as follows:

			Amortization Expense
Asset category:	Life	Cost	Cost of Sales	Other Costs
Trademarks	5	$3,998,936		$799,787
Customer related	3	2,351,166	$783,722
Service and supply	3	150,000	50,000
Employment contracts	2	210,928		105,464
Software and processes	3	35,000	11,667
Total		$6,746,030	$845,389	$905,251

p.
We entered into employment arrangements with the current CEO (post merger Division President) and Chief Financial Officer (post merger Division Chief Financial Officer) that provide for annual compensation of $100,000 and $85,000, respectively. The employment arrangements provide for signing bonuses of $311,300 and 106,350, respectively, which amounts are excluded from the condensed consolidated pro forma financial information due to the non-recurring nature of these charges. This adjustment reflects the incremental compensation that will be paid to the Division President and the Division Chief Financial Officer above their pre-merger annual compensation of $36,000 and $36,000, respectively, as follows:

	Year ended June 30, 2008
Position:	Historical Compensation	Contractual Compensation	Pro forma Adjustment
Division President	$36,000	$100,000	$64,000
Division Chief Financial Officer	36,000	85,000	49,000
Total	$72,000	$185,000	$113,000

7.  Exchange and Conversion Transactions:

On July 20, 2009, we entered into a securities purchase agreement (the “Purchase Agreement”) with Vicis Capital Master Fund (“Vicis”), a sub-trust of the Vicis Capital Series Master Trust, a unit trust organized under the laws of the Cayman Islands, whereby Vicis purchased from the Company a warrant to purchase 97,606,276 shares of the Company’s Common Stock (the “New Warrant”) for a purchase price of five million dollars ($5,000,000). The Warrant has an exercise price of $0.25 per share and is exercisable for ten years from the date of issuance. The Warrant is exercisable on a cashless basis at any time after six months from the date of issuance if there is no effective registration statement registering the resale of the shares underlying the Warrant. As further consideration for the sale of the Warrant, Vicis surrendered for cancellation all existing warrants that it currently holds that are indexed to 97,606,276 shares of common stock. These transactions are collectively referred to as the Exchange Transaction.

On July 31, 2009, Vicis converted 9,285,354 shares of Series C Convertible Preferred Stock, 7,000,000 shares of Series D Convertible Preferred Stock, and 10,000,000 shares of Series F Convertible Preferred Stock into 105,141,416 shares of common stock, after the reset of the conversion prices from $0.50, $0.50 and $1.20 for the Series C, D and F Preferred, respectively, to $0.25. This transaction is referred to as the Conversion Transaction.

The following table summarizes the effects on our capital structure (reflected as common and equivalent common shares) at March 31, 2009 of the Exchange and Conversion Transactions:

	Historical	Exchange	Conversion	Pro Forma

Common shares outstanding	14,509,225		105,141,416	119,650,641

Preferred Stock:
Series C Convertible Preferred	20,619,128	22,796,231	(37,141,416)	6,273,943
Series D Convertible Preferred	14,000,000	14,000,000	(28,000,000)	—
Series F Convertible Preferred	8,333,333	31,666,667	(40,000,000)	—
	42,952,461	68,462,898	(105,141,416)	6,273,943
Warrants and Stock Options:
Exchange Warrant	—	97,606,276		97,606,276
Class A Warrants	6,900,000	(6,900,000)		—
Class B-1 and B-2	1,008,000	(48,000)		960,000
Class C-1 and C-2	29,956,171	(27,224,943)		2,731,428
Class D-1	30,100,000	(30,100,000)		—
Class E	37,499,999	(33,333,333)		4,166,666
Other Warrants	1,000,000	—		1,000,000
Employee stock options	2,145,000	—		2,145,000
	108,609,170	—		108,609,170

Common and common equivalent shares	166,070,856	68,462,898	—	234,533,754

Exchange Transaction:

We have evaluated the New Warrant for classification under Statements of Financial Accounting Standards No. 150 Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“SFAS 150”). The Exchange Warrant provides for its redemption for cash or other assets in the event of a fundamental transaction involving either (i) a merger or consolidation, (ii) a sale of all or substantially all assets, (iii) a tender offer is completed or (iv) a reclassification of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash, or property. SFAS 150 explicitly establishes put warrants that are redeemable for cash or other assets within its scope. Accordingly, these fundamental transaction provisions result in classification of the Exchange Warrant as a liability, and at fair value, with changes in fair value charged or credited to income.

Our pro forma accounting for the Exchange Transaction gives effect to three discrete components, which are (i) the exchange of liability classified warrants, (ii) the exchange of equity classified warrants and (iii) the reset of exercise prices on non-exchanged warrants classified in liabilities.

	Equivalent Shares	Pre-Mod Fair Value	Post-Mod Fair Value	Derivative Expense	Deemed Dividend
Exchanged Warrants:
Classified as liabilities (i)	70,381,333	$4,976,144	$24,316,751	$15,735,238	$—
Classified as equity (ii)	27,224,943	3,286,926	9,406,218	—	4,724,661
	97,606,276	8,263,070	33,722,968	15,735,237	4,724,661
Other warrants classified as Liabilities (iii)	5,126,666	344,254	1,322,558	978,304	—
	102,732,942	$8,607,324	$35,045,526	$16,713,541	$4,724,661

(i)
Exchanged warrants that were classified in liabilities before the Exchange Transaction were accounted for analogously to a substantial modification of debt wherein the New Warrant is recognized at fair value and the exchanged warrants are extinguished. This context is provided in EITF 96-19 Debtor’s Accounting for Modification or Exchange of Debt Instruments and is believed to be a reasonable and practical analogy given the classification in liabilities of both the New Warrant and the exchanged warrants. Therefore, the fair value of the New Warrant ($24,316,751), less the carrying value of the exchanged warrants ($4,976,144), less allocated proceeds from the financing ($3,605,369), is accounted for as an extinguishment loss of $15,735,238. Proceeds of the Exchange Transaction of $5,000,000 were allocated to the accounting for the exchanged warrants classified in liabilities and the exchanged warrants classified in equity based upon the relative fair values on the date of the Exchange. Under this allocation methodology, $3,605,369 of the proceeds were allocated to the liability classified warrants and $1,394,631 were allocated to the equity warrants, discussed in the next paragraph.

(ii)
Exchanged warrants that were classified in equity were accounted for as modifications of equity classified financial instruments in connection with a financing transaction. That is, the modification is accounted for as the issuance of the New Warrant for the exchanged warrants and the difference is reflected as a deemed dividend to the benefit of the New Warrant holder. Therefore, the fair value of the New Warrant ($9,406,218), less the fair value of the exchanged warrant ($3,286,926), less the allocated proceeds from the financing ($1,394,631), or $4,724,661, was recognized as a deemed dividend.

(iii)
Non-exchanged, liability classified warrants indexed to 5,126,666 shares of common stock were reset to the New Warrant exercise price of $0.25 as a result of anti-dilution protection provisions embodied in those continuing warrants. As a result, on a pro forma basis, the warrant values of non-exchanged warrants would, on March 31, 2009, increase from $344,254 to $1,322,558, resulting in a charge to income of $978,304. This increase is largely attributable to the increase in intrinsic value of the non-exchanged warrants.

Our pro forma fair value amounts are based upon the Black-Scholes-Merton valuation technique used in a manner affected in our historical financial statements as of March 31, 2009. Accordingly, for pro forma purposes, the previous valuations were adjusted to give effect to the modified exercise price of $0.25 and the modified term and related volatility (associated only with the New Warrant) of ten years.

The accompanying pro forma statements of operations data excludes the effects of the (i) extinguishment loss, amounting to $15,735,237 and (ii) the derivative expense related to the repricing of non-exchanged warrants, amounting to $978,304 since these charges are non-recurring in nature. However, the accompanying pro forma balance sheet reflects these amounts as a charge to accumulated deficit .

Conversion Transaction:

As previously mentioned, the Conversion Transaction resulted in the conversion of 9,285,354 shares of Series C Convertible Preferred Stock, 7,000,000 shares of Series D Convertible Preferred Stock, and 10,000,000 shares of Series F Convertible Preferred Stock into 105,141,416 shares of common stock. Prior to the aforementioned Exchange Transaction, the conversion prices ranged from $0.50, $0.50 and $1.20 for the Series C, D and F Preferred. As a result of anti-dilution provisions embodied in the respective Certificates of Designation, the conversion prices were adjusted to $0.25.

The increase in value associated with the anti-dilution reset, amounting to $67,575,733, has been reflected in the accompanying pro forma balance sheet as a deemed dividend to the benefit of the preferred shareholders by charging accumulated deficit and crediting redeemable preferred stock. The amount of deemed dividend was calculated for pro forma purposes based upon the common stock equivalent value of each class of preferred as reflected in the following table:

Series of Preferred Stock:	Fair Value before Exchange	Fair Value after Exchange	Deemed Dividend
Series C Preferred Stock	$21,452,400	$42,904,800	$21,452,400
Series D Preferred Stock	14,140,000	28,280,000	14,140,000
Series F Preferred Stock	8,416,667	40,400,000	31,983,333
	$44,009,067	$111,584,800	$67,575,733

The amount of redeemable preferred stock converted into 105,141,416 shares of common stock amounted to $107,208,685, of which $1,051 is reflected as a credit to common stock (par value) and $107,207,634 is reflected as a credit to paid-in capital.

The following adjustments have been reflected in the accompanying unaudited condensed consolidated pro forma financial information:

Unaudited Condensed Consolidated Pro Forma Balance Sheet at March 31, 2009
Item	Description
r.
This adjustment reflects the cash received in connection with the Exchange Transaction. For accounting purposes, the cash was allocated to the exchange of liability classified warrants and equity classified warrants based upon their relative fair values as follows:

Proceeds	Amount
Liability classified warrants	$3,605,369
Equity classified warrants	1,394,631
Total	$5,000,000

s.
This adjustment reflects (i) the increase in fair value of liability classified warrants as a result of the Exchange Transaction and (ii) the reclassification of pre-modification warrants to liabilities at their fair values, as follows:

Identifiable intangible asset:	Amount
Fair value of New Warrants issued for former liability classified warrants	$24,316,751
Less: Exchanged warrants that were classified in liabilities at their fair values	(4,976,144)
Incremental fair value of New Warrant	19,340,607

Fair value of New Warrants issued for former equity Classified warrants, reclassified to liabilities	9,406,218
Total	$28,746,825

Unaudited Condensed Consolidated Pro Forma Balance Sheet at March 31, 2009
Item	Description
t.	This adjustment reflects the increase in the fair value of non-exchanged liability classified warrants as a result of the reset to $0.25, arising from the Exchange Transaction:

Non-Exchanged Warrants:	Amount
Fair value after the reset	$1,322,558
Fair value before the reset	344,254
Derivative expense	$978,304

u.
This adjustment reflects (i) the increase in the redemption value of the Series C, D and F Preferred Stock, or $67,575,733, as summarized in the above table, and (ii) the reclassification to par value and stockholders’ equity (deficit) upon conversion to common stock:

Redeemable Preferred Stock:	Amount
Increase in redemption value arising from deemed dividend	$67,575,733
Reclassification to stockholders’ equity upon conversion	(107,208,685)
Total	$(39,632,952)

v.	This adjustment represents the par value of 105,141,416 shares of commons stock issued upon conversion of the Series C, D and F Preferred Stock at our par value of $0.00001 per share.

w.
This adjustment reflects (i) the proceeds and deemed dividend arising from the exchange of previously equity classified warrants for New Warrants, (ii) the reclassification of former equity classified warrants to liabilities upon the Exchange Transaction and (iii) the paid in capital associates with the conversion of Series C, D and F Preferred Stock into common stock.

Adjustments to paid-in capital:	Amount
Proceeds allocated to former equity-classified warrants	$1,394,631
Increase in former equity-classified warrants for deemed dividend	4,724,661
Reclassification of former equity classified warrants to liabilities	(9,406,218)
(3,286,926)
Conversion of Series C, D and F Preferred Stock	107,207,634
$103,920,708

x.
This adjustment reflects (i) non-recurring charges associated with extinguishment and derivative expense arising from the Exchange Transaction, (ii) the deemed dividend arising from the exchange of previously equity classified warrants for New Warrants and (iii) the deemed dividend arising from the repricing of the Series C, D and F Preferred Stock as a result of the Exchange Transaction.

Adjustments to Other Stockholders’ Equity (Deficit):	Amount
Non-recurring charges to income:
Extinguishment of former liability classified warrants	$(15,735,238)
Derivative expense related to reset of non-exchanged warrants	(978,304)
(16,713,542)
Deemed dividends:
Exchange of previously equity classified warrants	(4,724,661)
Conversion price adjustment to Series C, D and F Preferred	(67,575,733)
$(89,013,936)

y.	These adjustments give effect to our basic and diluted earnings per share of our issuance of 105,141,416 shares of common stock upon conversion of the Series C, D and F Preferred Stock.

8.  Pro forma income (loss) per common share:

We have applied the provisions in Statement of Financial Accounting Standards No. 128, Earnings per Share (“SFAS 128”) in calculating our pro forma basic and diluted loss per common share. Basic loss per common share represents our loss applicable to common shareholders divided by the weighted average number of common shares outstanding during the period. Diluted loss per common share gives effect to all potentially dilutive securities. We compute the effects on diluted loss per common share arising from warrants and options using the treasury stock method. We compute the effects on diluted loss per common share arising from convertible securities using the if-converted method. The effects, if anti-dilutive are excluded.

The following table reflects the reconciliation of our historical net (income) loss and to Abazias Acquisition pro forma income (loss) of the weighted average common shares to the denominator for diluted loss per common share:

	Nine months ended March 31, 2009	Year ended June 30, 2008
Numerator (a):
Historical net income (loss)	$(405,538)	$(15,403,790)
Preferred stock accretion	(2,958,350)	(22,913,272)
Net loss of Abazias	(367,916)	(697,865)
Effects of pro forma adjustments:
Amortization of intangibles	(1,312,980)	(1,750,640)
Officers’ salaries	(84,750)	(113,000)
Consulting agreement	—	(82,350)
Reduction of interest	23,982	—
	$(5,105,552)	$(40,960,917)

	Nine months ended March 31, 2009	Year ended June 30, 2008
Denominator-Basic:
Weighted average shares	14,501,318	14,165,245

Denominator-Diluted:
Weighted average shares	14,501,318	14,165,245
Dilutive warrants and options b	—	—
Dilutive convertible securities:
Series C Preferred Stock c	—	—
Series D Preferred Stock d	—	—
Series F Preferred Stock e
Sub-total historical amount	14,501,318	14,165,245
Pro forma adjustments:
Series E Preferred Stock f	—	—
Total	14,501,318	14,165,245

Notes to table:
a-
The numerator excludes an adjustment for increases and decreases in income that are attributable to equity-indexed contracts that are recorded in liabilities (our warrants) because the affect is anti-dilutive.

b-	The denominator for the diluted calculation excludes the effects of 108,609,170 shares indexed to warrants and options since the effect would be anti-dilutive.
c-	The denominator for the diluted calculation excludes the effects of the 20,619,128 shares indexed to the Series C Preferred Stock since the effect would be anti-dilutive.
d-	The denominator for the diluted calculation excludes the effects of the 14,000,000 shares indexed to the Series D Preferred Stock since the effect would be anti-dilutive.
e-	The denominator for the diluted calculation excludes the effects of the 8,333,333 shares indexed to the Series F Preferred Stock since the effect would be anti-dilutive.

f-
The denominator for the diluted calculation excludes the effects of the 15,476,190 pro forma shares indexed to the Series E Preferred Stock since the effect would be anti-dilutive. The denominator also excludes the effects of the 8,333,333 shares indexed to the Series F Preferred Stock since the effect would be anti-dilutive.

The following table reflects the reconciliation of our historical net (income) loss and to Combined Pro Forma income (loss) of the weighted average common shares to the denominator for diluted loss per common share:

	Nine months ended March 31, 2009	Year ended June 30, 2008
Numerator (a):
Historical net income (loss)	$(405,538)	$(15,403,790)
Preferred stock accretion	(2,958,350)	(22,913,272)
Net loss of Abazias	(367,916)	(697,865)
Effects of pro forma adjustments:
Amortization of intangibles	(1,312,980)	(1,750,640)
Officers’ salaries	(84,750)	(113,000)
Consulting agreement	—	(82,350)
Reduction of interest	23,982	—
	$(5,105,552)	$(40,960,917)

	Nine months ended March 31, 2009	Year ended June 30, 2008
Denominator-Basic:
Weighted average shares-historical	14,501,318	14,165,245
Pro forma adjustment for the conversion of Series C, D and F Preferred Stock	105,141,416	105,141,416
	119,642,734	119,306,661

Denominator-Diluted:
Weighted average shares-historical	14,501,318	14,165,245
Pro forma adjustment for the conversion of Series C, D and F Preferred Stock	105,141,416	105,141,416
Dilutive warrants and options b	—	—
Dilutive convertible securities:
Series C Preferred Stock c	—	—
Sub-total historical amount	119,642,734	119,306,661
Pro forma adjustments:
Series E Preferred Stock d	—	—
Total	119,642,734	119,306,661

Notes to table:
a-
The numerator excludes an adjustment for increases and decreases in income that are attributable to equity-indexed contracts that are recorded in liabilities (our warrants) because the affect is anti-dilutive.

b-	The denominator for the diluted calculation excludes the effects of 108,609,170 shares indexed to warrants and options since the effect would be anti-dilutive.
c-	The denominator for the diluted calculation excludes the effects of the 6,273,943shares indexed to the Series C Preferred Stock since the effect would be anti-dilutive.
d-	The denominator for the diluted calculation excludes the effects of the 15,476,190 pro forma shares indexed to the Series E Preferred Stock since the effect would be anti-dilutive.

COMPARATIVE HISTORICAL AND PRO FORMA FINANCIAL INFORMATION
AND PER SHARE DATA

The following tables set forth the historical and pro forma net income (loss), income (loss) applicable to common shareholders, income (loss) per common share and stockholders’ deficit of OmniReliant Holdings, Inc. and Abazias, Inc. The following table also sets forth the pro forma net income (loss), income (loss) applicable to common shareholders, income (loss) per common share and stockholders’ deficit giving effect to the Abazias, Inc. acquisition (the “Abazias Acquisition”) and the pro forma net income (loss), income (loss) applicable to common shareholders, income (loss) per common share and stockholders’ deficit giving effect to the Abazias Acquisition, the Exchange Transaction, dated July 20, 2009 and the Conversion Transaction, dated July 31, 2009 (the “Combined Pro Forma Information”).

Our historical financial information has been derived from our historical financial statements as of and for the nine-months ended March 31, 2009 and as of and for the year ended June 30, 2008, included elsewhere in this Registration Statement. Abazias’ fiscal year end is December 31, 2008. The historical balance sheet information for Abazias has been derived from the financial statements of Abazias for March 31, 2009, included elsewhere in this Registration Statement. Abazias’ historical statement of operations information for the nine-months ended March 31, 2009 was calculated by subtracting its operating results from its statement of operations for the six-months ended June 30, 2008 (as reflected in its Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission) from its statement of operations for its year ended December 31, 2008 and then adding, thereto, its operating results for the three months ended March 31, 2009 (as reflected in Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission, and included elsewhere herein). Abazias’ historical statement of operations information for the year ended June 30, 2008 was calculated by combining its historical statements of operations information for its year ended December 31, 2007 and its six-months ended June 30, 2008 and, from that amount, deducting its six-months ended June 30, 2007 (as reflected in its Quarterly Report on Form 10-QSB, filed with the Securities and Exchange Commission).

The table also sets forth the equivalent pro forma income (loss) per common share and book value per common share, which assumes the Series E Preferred Stock is converted for the maximum number of OmniReliant common shares. Equivalent pro forma per share amounts show the effect of our purchase of Abazias for the perspective of an owner of Abazias common shares. Such amounts are calculated by multiplying the pro forma income (loss) per share and pro forma book value per share of OmniReliant by the equivalent exchange ratio so that the per share amounts are equated to the respective values for one share of the Abazias.

Book value per common share in the following table represents common stockholders’ equity (deficit) divided by the number of common shares outstanding. Therefore, pro forma book value per share represents total stockholders’ deficit, less the Series E Preferred Stock balance of $15,841,323 (see Unaudited Condensed Consolidated Pro Forma Financial Information) divided by the number of common shares outstanding.

The following comparative historical and pro forma financial information and per share data should be read in conjunction with the financial statement and related footnotes, management’s discussion and analysis, selected financial data and unaudited pro forma financial information included elsewhere herein. The pro forma financial and per share information in the table does not purport to represent the income (loss) per common share or book value per share which would have occurred had OmniReliant and Abazias been combined on the dates pro forma financial information and equivalent pro forma per share data is presented.

	OmniReliant Holdings, Inc. Historical Information			Abazias, Inc. Historical Information		Pro Forma Information Abazias Acquisition
	Nine-Months Ended		Year Ended	Nine-Months Ended	Year Ended	Nine-Months Ended	Year Ended
	March 31, 2009		June 30, 2008	March 31, 2009	June 30, 2008	March 31, 2009	June 30, 2008

Net income (loss)		$(405,538)	$(15,403,790)	$(367,916)	$(697,865)	$(2,147,202)	$(18,047,645)
Income (loss) applicable to common shareholders		$(3,363,888)	$(38,317,062)	$(367,916)	$(697,865)	$(5,105,552)	$(40,960,917)
Income (loss) per common share:
Basic	$	(0.23)	$(2.71)	$(0.12)	$(0.23)	$(0.35)	$(2.89)
Diluted	$	(0.23)	$(2.71)	$(0.12)	$(0.23)	$(0.35)	$(2.89)
Income (loss) per equivalent common share:
Basic						$(1.71)	$(14.13)
Diluted						$(1.71)	$(14.13)

	Pro Forma Information Combined
	Nine-Months Ended	Year Ended
	March 31, 2009	June 30, 2008

Net income (loss)	$(2,147,202)	$(18,047,645)
Income (loss) applicable to common shareholders	$(5,105,552)	$(40,960,917)
Income (loss) per common share:
Basic	$(0.04)	$(0.34)
Diluted	$(0.04)	$(0.34)
Income (loss) per equivalent common share:
Basic	$(0.20)	$(1.66)
Diluted	$(0.20)	$(1.66)

	OmniReliant Holdings, Inc. Historical Information	Abazias, Inc. Historical Information	Pro Forma Abazias Acquisition
	March 31, 2009	March 31, 2009	March 31, 2009

Stockholders’ deficiency	$(37,894,088)	$(486,691)	$(20,180,330)
Outstanding common shares	14,509,225	3,165,522	14,509,225
Book value per common share	$(2.61)	$(0.15)	$(2.48)
Book value per equivalent common share			$(12.13)

Pro Forma Combined
March 31, 2009

Stockholders’ deficiency	$(5,272,507)
Outstanding common shares	119,650,641
Book value per common share	$(0.18)
Book value per equivalent common share	$(0.86)

___________________________________

The 13,000,000 shares of Series E Preferred Stock to be issued in exchange for the Abazias common shares are initially convertible into common stock on a one-for-one basis. However, this conversion rate is subject to a one-time adjustment, on the closing date of the Abazias purchase, where the conversion price is adjusted downward on a pro rata basis for common market values below $1.20, subject to a floor of $0.50. This adjusted conversion price will be computed by dividing a market price below $1.20 on the closing date by $1.20. For example, if the market price is $1.01, the conversion price will be $0.84 and the 13,000,000 Series E Preferred Shares will be equivalent to 15,476,190 shares of our common stock. The computation to arrive at that number of common shares is 13,000,000 divided by the result of dividing $1.01 by $1.20.

The exchange ratio for computation of the equivalent pro forma information in the above table is based upon the assumption that the number of Abazias shares outstanding immediately before the purchase are 3,165,522 and that the OmniReliant closing market price is $1.01, which is the assumption included in the Unaudited Condensed Consolidated Pro Forma Information included elsewhere in this Registration Statement. Under that market price scenario, the equivalent number of OmniReliant common shares relative to the Abazias shares is 15,476,190, such that the exchange ratio would be 4.89 shares of OmniReliant common stock for each share of Abazias common stock.

We provided five market price scenarios in the Unaudited Condensed Consolidated Pro Forma Information included elsewhere in this Registration Statement. Assuming that the number of Abazias shares remains 3,165,522 on the closing date, the four other market scenarios would result in the following number of equivalent common shares and exchange ratios:

Market Price	Equivalent OmniReliant Shares	Exchange Ratio
$0.50	30,952,381	9.78
$0.75	20,634,921	6.52
$1.25	13,000,000	4.11
$1.50	13,000,000	4.11

Under these other market scenarios, the equivalent pro forma income (loss) per equivalent common share, basic and diluted, and book value per common share would be as follows:

Market Price Scenario	Nine Months Ended March 31, 2009 Income (loss) per Equivalent Common Share		Year Ended June 30, 2008 Income (loss) per Equivalent Common Share		March 31, 2009 Book Value
	Basic	Diluted	Basic	Diluted
Abazias:
$0.50	$(3.42)	$(3.42)	$(28.26)	$(28.26)	$(24.28)
$0.75	(2.28)	(2.28)	(18.84)	(18.84)	(16.18)
$1.25	(1.44)	(1.44)	(11.87)	(11.87)	(10.20)
$1.50	(1.44)	(1.44)	(11.87)	(11.87)	(10.20)
Combined:
$0.50	$(0.39)	$(0.39)	$(3.32)	$(3.32)	$(1.73)
$0.75	(0.26)	(0.26)	(2.22)	(2.22)	(1.15)
$1.25	(0.16)	(0.16)	(1.40)	(1.40)	(0.72)
$1.50	(0.16)	(0.16)	(1.40)	(1.40)	(0.72)

The Series E Preferred Stock which is being given to Abazias shareholders does not participate with the Company’s common stock shareholders unless they convert their Series E Preferred Stock to Common Stock. For purposes of computing the loss per equivalent common share we have assumed the Series E Preferred Stock has been converted to common stock.

COMPARATIVE PER COMMON SHARE DATA

The following table sets forth the historical, pro forma and equivalent pro forma per common share data for OmniReliant Holdings and Abazias (“Acquisition”) and OmniReliant Holdings, Abazias and the Exchange and Conversion Transactions on July 20, 2009 and July 31, 2009, respectively. This information should be read in conjunction with the Historical financial statements of OmniReliant Holdings and Abazias and the related footnotes, the Comparative Historical and Pro Forma Financial Information and Per Share Data, and the Unaudited Condensed Consolidated Pro Forma Financial Information which appear elsewhere in this Joint Proxy Statement-Prospectus.

	Nine Months Ended March 31, 2009	Year Ended June 30, 2008
Historical Per Common Share Amounts:

OmniReliant Holdings:
Income (loss) per common share—basic	$(0.23)	$(2.71)
Income (loss) per common share—diluted	(0.23)	(2.71)
Book value per common share (1)	(2.61)	—
Cash dividends per common share (2)	—	—

Abazias (3):
Loss per common share—basic	(0.12)	(0.23)
Loss per common share—diluted	(0.12)	(0.23)
Book value per common share (1)	(0.15)	—
Cash dividends per common share (2)	—	—

OmniReliant Holdings Pro Forma Amounts (Acquisition):

Income (loss) per common share—basic	(0.35)	(2.89)
Income (loss) per common share—diluted	(0.35)	(2.89)
Book value per common share (1 and 3)	(2.48)	—

OmniReliant Holdings Pro Forma Amounts (Combined):

Income (loss) per common share—basic	(0.04)	(0.34)
Income (loss) per common share—diluted	(0.04)	(0.34)
Book value per common share (1 and 3)	(0.18)	—

Abazias Equivalent Pro Forma Per Share Amounts (Acquisition):

Income (loss) per common share—basic (4)	(1.71)	(14.13)
Income (loss) per common share—diluted (4)	(1.71)	(14.13)
Book value per common share (1, 3 and 4)	(12.13)	—

Abazias Equivalent Pro Forma Per Share Amounts (Combined):

Income (loss) per common share—basic (4)	(0.20)	(1.66)
Income (loss) per common share—diluted (4)	(0.20)	(1.66)
Book value per common share (1, 3 and 4)	(0.86)	—

_______________________________________________________
(1)
Book value per common share is computed by dividing the common equity (total stockholders’ equity less preferred stockholders’ equity) divided by the number of common shares outstanding. Therefore, pro forma book value per share represents total stockholders’ deficit, less the Series E Preferred Stock balance of $15,841,323 (see Unaudited Condensed Consolidated Pro Forma Financial Information) divided by the number of common shares outstanding.

(2)
Neither OmniReliant nor Abazias has paid cash dividends. Further, OmniReliant intends to retain its earnings for the future operation and growth of its business and, accordingly, does not intend to pay cash dividends in the foreseeable future.

(3)
Abazias’ fiscal year end is December 31, 2008. The historical balance sheet information for Abazias utilized in developing this information has been derived from the financial statements of Abazias for March 31, 2009, included elsewhere in this Registration Statement. Abazias’ historical statement of operations information utilized in developing this information for the nine-months ended March 31, 2009 was calculated by subtracting its operating results from its statement of operations for the six-months ended June 30, 2008 (as reflected in its Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission) from its statement of operations for its year ended December 31, 2008 and then adding, thereto, its operating results for the three months ended March 31, 2009 (as reflected in Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission, and included elsewhere herein). Abazias’ historical statement of operations information for the year ended June 30, 2008 utilized in developing this information was calculated by combining its historical statements of operations information for its year ended December 31, 2007 and its six-months ended June 30, 2008 and, from that amount, deducting its six-months ended June 30, 2007 (as reflected in its Quarterly Report on Form 10-QSB, filed with the Securities and Exchange Commission).

(4)
The Series E Convertible Preferred Stock to be issued in connection with the Abazias purchase will be classified in stockholders’ equity. See Notes to Unaudited Condensed Consolidated Pro Forma Financial Information for our basis for this conclusion. The Series E Preferred Stock which is being given to Abazias shareholders does not participate with the Company’s common stock shareholders unless they convert their Series E Preferred Stock to Common Stock. Thus, for purposes of calculating income (loss) per equivalent common share, we have only presented diluted EPS amounts and not basic EPS amounts.

(5)
The 13,000,000 shares of Series E Preferred Stock to be issued in exchange for the Abazias common shares are initially convertible into common stock on a one-for-one basis. However, this conversion rate is subject to a one-time adjustment, on the closing date of the Abazias purchase, where the conversion price is adjusted downward on a pro rata basis for common market values below $1.20, subject to a floor of $0.50. This adjusted conversion price will be computed by dividing a market price below $1.20 on the closing date by $1.20. For example, if the market price is $1.01, the conversion price will be $0.84 and the 13,000,000 Series E Preferred Shares will be equivalent to 15,476,190 shares of our common stock. The calculation for this number of common shares is 13,000,000 divided by the result of $1.01 divided by $1.20. The exchange ratio for computation of the equivalent pro forma information in the above table is based upon the assumption that the number of Abazias shares outstanding immediately before the purchase are 3,165,522 and that the OmniReliant closing market price is $1.01, which is the assumption included in the Unaudited Condensed Consolidated Pro Forma Information included elsewhere in this Registration Statement. Under that market price scenario, the equivalent number of OmniReliant common shares relative to the Abazias shares is 15,476,190, such that the exchange ratio would be 4.89 shares of OmniReliant common stock for each share of Abazias common stock. See Comparative Historical and Pro Forma Financial Information and Per Share Data elsewhere in this Registration Statement for our calculations of the exchange ratios and equivalent pro forma per share amounts under other market price scenarios.

(c) Shell Company Transactions.

N/A

(d) Exhibits

Exhibit Number	Description
4.1	Form of Series E Preferred Stock Certificate of Designation
10.1	Form of Merger Agreement
10.2	Form of Employment Agreement between the Company and Paul Morrison
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
OmniReliant Holdings, Inc.

Dated: September 24, 2009	By:	/s/ Paul Morrison
Name: Paul Morrison Name
Title: Chief Executive Officer